PURCHASE AGREEMENT

                                Dated May 9, 2003

                                     for the

                                 ACQUISITION OF

                     LONDON PACIFIC ADVISORY SERVICES, INC.

                                       and

                         LONDON PACIFIC SECURITIES, INC.



                                       by



                          SUNGARD BUSINESS SYSTEMS INC.

                               PURCHASE AGREEMENT


PARTIES:         LONDON PACIFIC GROUP LIMITED
                 a Jersey Channel Islands corporation ("Parent")
                 Mindon House
                 6 Minden Place
                 St. Helier
                 Jersey JE2 4WQ

                 LONDON PACIFIC TECHNOLOGIES, INC.
                 a California corporation d/b/a London Pacific Advisors ("LPTI") 2399 Gateway Oaks Dr., #200
                 Sacramento, CA  95833

                 LP ADVISORS, INC.
                 a California corporation ("Seller")
                 2399 Gateway Oaks Dr., #200
                 Sacramento, CA  95833

                 LONDON PACIFIC ADVISORY SERVICES, INC.
                 a California corporation ("LPAS")
                 d/b/a London Pacific Advisors
                 2399 Gateway Oaks Dr., #200
                 Sacramento, CA  95833

                 LONDON PACIFIC SECURITIES, INC.
                 a Delaware corporation ("LP Securities")
                 2399 Gateway Oaks Dr., #200
                 Sacramento, CA  95833

                 LPA INSURANCE AGENCY, INC.
                 a California corporation ("LPA Insurance")
                 2399 Gateway Oaks Dr., #200
                 Sacramento, CA  95833

                 SUNGARD BUSINESS SYSTEMS INC.
                 a Delaware corporation ("Buyer")
                 104 Inverness Center Place
                 Birmingham, AL  35242

DATE:             May 9, 2003

        BACKGROUND: LPAS is an investment adviser registered with the Securities and Exchange Commission ("SEC") pursuant to Section 203 of the Investment Advisers Act of 1940; it is engaged in the business of developing, maintaining, marketing and providing web-based proprietary turnkey asset management software systems, Investment Management Services (as defined in Section 1.38) (on both a discretionary and non-discretionary basis and a supervisory and non-supervisory basis) and technical and financial consulting services to financial institutions and financial advisors in the managed account segment of the financial services industry (the "LPAS Business"). LP Securities is a broker-dealer registered with the SEC pursuant to Section 15 of the Securities Exchange Act of 1934 and a member of the NASD; it is engaged in the business of operating a registered broker-dealer for the execution of securities transactions (including securities transactions for advisory clients of LPAS) through fully-disclosed clearing arrangements with third party clearing firms, and regulatory oversight/compliance for its registered representatives, and other activities related or incidental to the foregoing (the "LP Securities Business"). LP Securities owns 100% of the capital stock of LPA Insurance, which is licensed as an insurance agency in 47 states and is engaged in the business of marketing and selling insurance products, including variable annuity contracts (the "LPA Insurance Business"). Seller owns 100% of the capital stock of LPAS (the "LPAS Stock") and 100% of the capital stock of LP Securities (the "LP Securities Stock," and together with the LPAS Stock, the "Stock"). LPTI owns 100% of the issued and outstanding capital stock of Seller, and Parent owns, indirectly, 100% of the issued and outstanding capital stock of LPTI. The parties desire that Seller sell and Buyer buy all of the Stock, all on the terms and subject to the conditions set forth in this Purchase Agreement (the "Agreement").

        INTENDING TO BE LEGALLY BOUND, in consideration of the foregoing and the mutual agreements contained herein and subject to the satisfaction of the terms and conditions set forth herein, the parties hereto agree as follows:

                            SECTION 1. DEFINED TERMS

        Certain defined terms used in this Agreement and not specifically defined in context are defined in this Section 1 as follows:

        1.1 "Accounts Receivable" means (a) any right to payment for goods sold, leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any Contract; (b) any note receivable; or (c) any other receivable or right to payment of any nature.

        1.2 "Acquired Companies" means LPAS, LP Securities and LPA Insurance.

        1.3 "Acquired Companies Business" means the LPAS Business, the LP Securities Business and the LPA Insurance Business.

        1.4 "Acquired Companies Intangibles" means the LPAS Intangibles, LP Securities Intangibles and LPA Insurance Intangibles.

        1.5  "Acquired   Companies   Intellectual   Property"   means  the  LPAS
Intellectual Property, the LP Securities Intellectual Property and the LPA Insurance Intellectual Property.

        1.6 "Advisers Act" means the United States Investment Advisers Act of 1940, as amended.

        1.7 "Advisory Agreement" has the meaning set forth in Section 3.19(a).

        1.8 "Advisory Client" means any Person (i) that, as the context requires, is the client party to, on the date of this Agreement or prior to Closing, or has been the client party to, an Advisory Agreement with LPAS or
(ii) to whom LPAS, as the context requires, provides, on the date of this Agreement or prior to Closing, or has provided, services which involve the management of an investment account or fund (or portions thereof or a group of investment accounts or funds) for compensation, it being understood that, for purposes of this Agreement, it does not mean LPAS's Institutional Clients or independent advisors, or the clients of LPAS's Institutional Clients.

        1.9 "Asset" means any real, personal, mixed, tangible or intangible property of any nature including Cash Assets, prepayments, deposits, security deposits under any leases, escrows, Accounts Receivable, Tangible Property, Real Property, Software, Contract Rights, Intangibles and goodwill, and claims, causes of action and other legal rights and remedies.

        1.10 "Brokerage Agreement" has the meaning set forth in Section 3.19(b).

        1.11 "Brokerage Client" means any Person to whom LP Securities, as the context requires, provides, on the date of this Agreement or prior to Closing, or has provided, securities transaction execution services or other broker-dealer related services.

        1.12 "Cash Asset" means any cash on hand, cash in bank or other accounts, readily marketable securities, and other cash-equivalent liquid assets.

        1.13 "Client Consent" means the requisite Consent or deemed Consent of each Advisory Client to the deemed assignment of such person's Advisory Agreement in connection with the transactions contemplated by this Agreement as required by the Advisers Act and the rules and regulations promulgated thereunder.

        1.14 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

        1.15 "Consent" means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application, notice or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result.

        1.16 "Contract" means any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of any nature including sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, license agreements, sublicense agreements, loan agreements, promissory notes, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, independent contractor agreements, separate account or private portfolio management agreements, joint venture agreements, buy-sell agreements, clearing agreements, customer agreements, including Advisory Agreements, options or warrants.

        1.17 "Contract Right" means any right, power or remedy of any nature under any Contract including rights to receive property or services or otherwise derive benefits from the payment, satisfaction or performance of another party's Obligations, rights to demand that another party accept property or services or take any other actions, and rights to pursue or exercise remedies or options.

        1.18 "Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA, and any other plan, program, policy or arrangement for or regarding bonuses, commissions, incentive compensation, severance, vacation, deferred compensation, pensions, profit sharing, retirement, payroll savings, stock options, stock purchases, stock awards, stock ownership, phantom stock, stock appreciation rights, medical/dental expense payment or reimbursement, disability income or protection, sick pay, group insurance, self insurance, death benefits, employee welfare or fringe benefits of any nature (but not including employment Contracts with individual employees) under which any employee, former employee, director or consultant of or to an Acquired Company or any ERISA Affiliate, or any beneficiary or any such individual, is covered, is eligible for coverage or has benefit or compensation rights or with respect to which an Acquired Company or any ERISA Affiliate has or may have any liability.

        1.19 "Encumbrance" means any lien, super lien, security interest, pledge, right of first refusal, mortgage, easement, covenant, restriction, reservation, conditional sale, prior assignment, or other encumbrance, claim, burden, charge or interest of another Person of any kind or nature.

        1.20 "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

        1.21 "Environmental Laws" means all applicable Laws (including consent decrees and administrative orders) relating to the public health and safety and protection of the environment including those governing the use, generation, handling, storage and disposal or cleanup of Hazardous Substances, all as amended.

        1.22 "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

        1.23 "ERISA Affiliate"" means any trade or business, whether or not incorporated, which is a member of a "controlled group of corporations" or which is under "common control" (as such terms are defined in Section 414 of the Code) with an Acquired Company, which is a member of an "affiliated service group" (as such term is defined in Section 414 of the Code) that includes an Acquired Company or which is part of another arrangement with an Acquired Company (as described in Section 414(o) of the Code).

        1.24 "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

        1.25 "Excluded Liabilities Escrow Agreement" has the meaning given that term in Section 2.5.1(b).

        1.26 "Frederick Morgan" means Frederick Morgan & Co., Limited, the wholly owned subsidiary of Parent and the direct Parent of LPTI.

        1.27 "GAAP" means United States generally accepted accounting principles applied on a consistent basis, as promulgated in (a) the documents of Rule 203 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, (b) statement of Accounting Standards No. 43 "Omnibus Statement on Auditing Standards" of the Auditing Standards Board of the American Institute of Certified Public Accountants (AICPA) and (c) any superseding or supplemental documentation of equal authority promulgating generally accepted accounting principles and practices, all as in effect from time to time. In no event shall the consistent application of historical accounting policies used by an Acquired Company have priority over GAAP regardless of materiality.

        1.28   "Governmental   or  Regulatory   Body"  means  any:  (a)  nation,
principality, republic, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; (e) self-regulatory organization as defined in Section 3(a)(26) of the Exchange Act; or (f) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature under or pursuant to any of the foregoing.

        1.29 "Hazardous Substances" means any substance, waste, contaminant, pollutant or material that has been determined by any Governmental or Regulatory Body to be capable of posing a risk of injury or damage to health, safety, property or the environment including (a) all substances, wastes, contaminants, pollutants and materials defined, designated or regulated as hazardous, dangerous or toxic pursuant to any Law, and (b) asbestos, polychlorinated biphenyls ("PCBs"), petroleum, petroleum products, urea formaldehyde and mold.

        1.30 "Holdback Escrow Agent" means the escrow agent named in the Holdback Escrow Agreement.

        1.31  "Holdback  Escrow  Agreement"  has the meaning  given that term in
Section 7.2.14.

        1.32 "including" means including but not limited to.

        1.33 "Insurance Policy" means any public liability, product liability, general liability, comprehensive, property damage, vehicle, life, hospital, medical, dental, disability, worker's compensation, key man, fidelity bond, theft, forgery, errors and omissions, directors' and officers' liability, or other insurance policy of any nature.

        1.34 "Intangible" means any name, corporate name, domain name, fictitious name, brand name, product name, slogan, trade secret, know-how, website, design, logo, formula, invention, product right, technology, Intellectual Property Right, Software, or other intangible asset of any nature, whether in use, operational, active, under development or design, non-operative, or inactive, owned, marketed, maintained, supported, used, licensed or otherwise held for use by, or licensed to or with respect to which rights are granted to, a Person, whether arising under statutory or common law in any jurisdiction or otherwise.

        1.35 "Intellectual Property Rights" means any and all intellectual property rights and industrial property rights (throughout the universe, in all media, now existing or created in the future, and for the entire duration of such rights) arising under statutory or common law, contract, or otherwise, and whether or not perfected, including all (a) patents, reissues and reexamined patents, and patent applications, whenever filed and wherever issued, including limitation, continuations, continuations-in-part, substitutes, and divisions of such applications and all priority rights resulting from such applications; (b) rights associated with works of authorship including copyrights, moral rights, copyright applications, copyright registrations, and rights to prepare derivative works; (c) rights relating to the protection of trade secrets and confidential information; (d) rights in trademarks, trademark applications, service marks, service mark applications, trade names, logos, symbols, and the like; (e) divisions, continuations, renewals, reissues and extensions of the foregoing (as and to the extent applicable) now existing, hereafter filed, issued, or acquired and (f) rights analogous to those set forth in this Definition and any and all other proprietary rights relating to the foregoing.

        1.36 "Institutional Clients" means the institutional customers of LPAS to which LPAS provides financial software and consulting services pursuant to a financial consulting and services agreement.

        1.37 "Investment Company Act" means the U.S. Investment Company Act of 1940, as amended.

        1.38 "Investment  Management  Services" means any services which involve
(i) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds) for compensation, (ii) the giving of advice or the provision of administration services with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds) for compensation or (iii) otherwise acting as an "investment adviser" within the meaning of the Advisers Act, and performing activities related or incidental thereto.

        1.39 "IRS" means the United States Internal Revenue Service.

        1.40 "Judgment" means any order, writ, injunction, citation, award, decree or other judgment of any nature of any Governmental or Regulatory Body.

        1.41 "to the best of Seller's knowledge" and similar phrases mean that none of the directors or officers of Seller or any of the Acquired Companies has any actual knowledge, implied knowledge or belief that the statement made is incorrect; provided, however, nothing contained in this Agreement shall be deemed to make such individuals personally liable hereunder in the absence of their fraud or intentional misrepresentation. For this purpose,

"implied knowledge" means all information available in the books, records and files of Seller or any of the Acquired Companies.

        1.42 "to the best of Parent's knowledge" and similar phrases mean that none of the directors or officers of Parent or LPTI has any actual knowledge, implied knowledge or belief that the statement made is incorrect; provided, however, nothing contained in this Agreement shall be deemed to make such individuals personally liable hereunder in the absence of their fraud or intentional misrepresentation. For this purpose, "implied knowledge" means all information available in the books, records and files of any of the LP Group Companies.

        1.43 "Law" means any provision of any law including common law, statute, ordinance, charter, constitution, treaty, code, rule, regulation, guideline or other pronouncement of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Body having jurisdiction over the Acquired Companies or, where the context requires, over the LP Group Companies.

        1.44 "LPA Insurance Business" shall have the meaning given to that term in the "Background" section of this Agreement.

        1.45  "LPA   Insurance   Intangibles"   means  all  Software  and  other
Intangibles owned, marketed, licensed, maintained or under development by LPA Insurance or used in the operations of the LPA Insurance Business.

        1.46 "LPA Insurance Intellectual Property" means all Intellectual Property Rights owned, licensed or under development by LPA Insurance.

        1.47 "LPAS Business" shall have the meaning given that term in the "Background" section of this Agreement.

        1.48 "LPAS Intangibles" means all Software and other Intangibles owned, marketed, licensed, maintained or under development by LPAS, Seller or LPTI or used in the operations of the LPAS Business.

        1.49 "LPAS Intellectual Property" means all Intellectual Property Rights owned, licensed or under development by LPAS, Seller or LPTI.

        1.50 "LPAS Stock" shall have the meaning given that term in the "Background" section of this Agreement.

        1.51 "LP Group Companies" means Parent, Frederick Morgan, LPTI, Seller and, prior to the Closing, each of the Acquired Companies.

        1.52 "LP Securities Business" shall have the meaning given that term in the "Background" section of this Agreement.

        1.53  "LP   Securities   Intangibles"   means  all  Software  and  other
Intangibles owned, marketed, licensed, maintained or under development by LP Securities or used in the operations of the LP Securities Business.

        1.54 "LP Securities Intellectual Property" means all Intellectual Property Rights owned, licensed or under development by LP Securities.

        1.55 "LP Securities Stock" shall have the meaning given that term in the "Background" section of this Agreement.

        1.56 "Material Adverse Effect" means a material adverse effect on, or a material adverse change or a material casualty loss (whether or not insured) to
(i) an Acquired Company's business taken as a whole, to its operations taken as a whole, to its properties taken as a whole, to its financial condition taken as a whole, to its Assets taken as a whole, to its Obligations taken as a whole or to its results of operations taken as a whole, or (ii) the ability of any LP Group Company to consummate the transactions contemplated by this Agreement applicable to it, in accordance with the terms of this Agreement.

        1.57 "NASD" means the National Association of Securities Dealers, Inc.

        1.58 "Obligation" means any debt, liability or obligation of any nature, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

        1.59 "Permit" means any license, permit, approval, waiver, order, authorization, right or privilege of any nature, granted, issued, approved or allowed by any Governmental or Regulatory Body.

        1.60 "Person" means any individual, Entity or Governmental or Regulatory Body.

        1.61 "Prime Rate" means the prime rate of general application as set forth in the "Money Rates" section (or such future section as shall replace it) of The Wall Street Journal (Eastern Edition), as published on a specified date or dates, or, if no date(s) are specified, as the same shall be published from time to time.

        1.62 "Proceeding" means any suit, action, litigation, investigation, arbitration, administrative hearing or other proceeding of similar nature.

        1.63 "Real Property" means any real estate, land, building, condominium, town house, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto including easements, covenants, water rights, sewer rights and utility rights.

        1.64 "Reportable Transaction" means any transaction listed in Treasury Regulation Section 1.6011-4(b).

        1.65 "SEC" has the meaning given that term in the "Background" section of this Agreement.

        1.66 "Software" means any computer program, operating system, application, system, firmware or software of any nature, whether operational, active, under development or design, non-operational or inactive, including all object code, source code, comment code, algorithms, processes, formulae, interfaces, navigational devices, menu structures or arrangements, icons, operational instructions, scripts, commands, syntax, screen designs, reports, designs, concepts, visual expressions, technical manuals, test scripts, user manuals and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature and all data bases necessary or appropriate to operate or in the use of any such computer program, operating system, application, firmware or software.

        1.67  "Specified  Contract"  has the meaning  given that term in Section
3.15.

        1.68 "Stock" has the meaning given that term in the "Background" section of this Agreement.

        1.69 "SunGard" means SunGard Data Systems, Inc.

        1.70 "SunGard  Group" means SunGard,  Buyer and all of the other current
or  future  subsidiaries   (including,   following  the  Closing,  the  Acquired
Companies) of SunGard.

        1.71 "Tangible Property" means any furniture, fixtures, leasehold improvements, vehicles, office equipment, computer equipment, other equipment, machinery, tools, forms, supplies or other tangible personal property of any nature.

        1.72 "Tax" means (a) any foreign, federal, state or local income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, value added, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, payroll, withholding, unemployment compensation, social security, retirement or other tax of any nature; (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charges of any nature; or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

        1.73 "Tax Returns" means all federal, state, local, foreign and other Tax returns and reports, information returns, statements, declarations, estimates, schedules, notices, notifications, forms, elections, certificates or other documents required to be filed or submitted to any Governmental or Regulatory Body with respect to the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.


                           SECTION 2. THE TRANSACTION

        2.1 Sale and  Purchase  of Stock.  On the  Closing  Date (as  defined in
Section 7.1), and subject to the other terms and conditions of this Agreement, Seller shall sell, transfer, assign and convey to Buyer, and Buyer shall purchase, all right, title and interest in and to the Stock free and clear of any Encumbrances.

        2.2 Purchase Price. Subject to the adjustments described in this Section 2, the total purchase price for the Stock ("Purchase Price") shall consist of:
(a) a cash payment ("Closing

Payment") in the amount of Six Million Nine Hundred Fifty Thousand Dollars ($6,950,000,) payable at Closing (as defined in Section 7.1); (b) a cash payment in the amount of Two Hundred Fifty Thousand Dollars ($250,000) ("TNW Holdback") less the amount, if any, of the TNW Adjustment (as defined in Section 2.5), payable in accordance with Section 2.5.3; (c) a cash payment in the amount of One Million Dollars ($1,000,000) ("Indemnification Holdback") less the amount, if any, of the Indemnification Matters Adjustment (as defined in Section 2.6), payable in accordance with Section 2.6; and (d) the Earnout Payment (as defined in Section 2.7), payable in accordance with Section 2.7.3.

        2.3 Section 338(h)(10) Election Option and Allocation of Consideration. Prior to the Closing, Buyer shall, at its expense, and with the cooperation of the Seller and the Acquired Companies, have a valuation made (either by a SunGard Group member or by an independent third party) of the Acquired Companies and based on such valuation shall determine, at its sole option, whether or not it will elect to make an election under Section 338(h)(10) of the Code (and any corresponding election under foreign, state and local Tax Laws) with respect to the purchase and sale of the Stock hereunder (a "Section 338(h)(10) Election"). If, prior to the Closing, Buyer elects to make such Section 338(h)(10) Election, Seller shall join with Buyer in making the election and will include any income, gain, loss, deduction or other tax item resulting from the Section 338(h)(10) Election on all of its federal, state, local, foreign and other Tax returns and reports (including information returns) to the extent permitted by applicable Law. The Seller or its affiliates (other than the Acquired Companies) shall also pay any Tax imposed on any of the Acquired Companies attributable to the making of the Section 338(h)(10) Election. The Purchase Price shall be allocated entirely to the Stock; provided, however, that, if Buyer elects to make a
Section 338(h)(10) Election in accordance with this Section 2.3, the Purchase Price allocated to the Stock, as well as the liabilities of the Acquired Companies, will be allocated to the Assets of the Acquired Companies by all of the parties for all purposes (including Tax and financial accounting) in the manner set forth in the Allocation Statement (as defined in Section 7.3.8). In any event, Buyer, Seller and each of the Acquired Companies shall file all Tax Returns (including all amended returns and refund claims) in a manner consistent with the allocations set forth in the Allocation Statement.

        2.4 Closing Balance Sheets. Following the Closing, the Buyer and the Acquired Companies, with the cooperation and participation (but not control) of the Seller, shall prepare or cause to be prepared certain unaudited balance sheets of the Acquired Companies ("Closing Balance Sheets") in accordance with GAAP, except that they shall not have footnotes or other audit disclosures and shall be subject to normal adjustments which would ordinarily be taken at year end and which, individually and in the aggregate, are not material, in accordance with the following provisions:

                2.4.1. Type of Statements. The Closing Balance Sheets shall include (i) a balance sheet of each of the Acquired Companies, (ii) a consolidated balance sheet of LP Securities, and (iii) a combined balance sheet (the "Combined Closing Balance Sheet") of LP Securities (consolidated with LPA Insurance) and LPAS, in each case (a) as of the last day of the month preceding the Closing Date, if the Closing occurs on any of the first nine days of a month, or (b) as of the Closing Date, if the Closing occurs on any other day of a month.

                2.4.2. Delivery of Documents. Buyer shall deliver the Closing Balance Sheets to Seller as soon as practicable after the Closing but in any event within forty-five (45) days after the Closing Date.

        2.5 Adjustment Related to Minimum Tangible Net Worth. The TNW Holdback shall be reduced by the amount (the "TNW Adjustment"), if any, by which the Acquired Companies' tangible net worth as of the Closing Date (as calculated and finally determined in accordance with Sections 2.5.1 and 2.5.2) is less than $250,000.

                2.5.1.  Calculation of Tangible Net Worth.  For purposes of this
        Section 2, the Acquired Companies' "tangible net worth as of the Closing Date" shall mean and be equal to the aggregate net book value of all of the Acquired Companies' Assets reflected on the Combined Closing Balance Sheet less (i) those Assets which are Intangibles and (ii) the aggregate net book value of all Obligations of the Acquired Companies reflected on the Combined Closing Balance Sheet, subject to the following exclusions:


                        (a) The  calculation  of  tangible  net  worth as of the
                Closing Date shall not include any intercompany Obligations (i.e. Obligations of an Acquired Company to any other member or affiliate of the LP Group Companies and the Obligations of any other member or affiliate of the LP Group Company to an Acquired Company), all of which shall be satisfied in full prior to Closing in accordance with Section 5.5(f); and

                        (b) The  calculation  of  tangible  net  worth as of the
                Closing Date shall not include those contingent Obligations of the Acquired Companies reflected on the Combined Closing Balance Sheet (the "Excluded Liabilities") (i) that Seller irrevocably agrees to discharge in and pursuant to an assumption agreement with Buyer in the form attached hereto as EXHIBIT 2.5.1(b)(i) (the "Seller's Assumption Agreement") and (ii) for which Seller deposits an amount equal to the amount reserved for such Obligations on the Combined Closing Balance Sheet (the "Reserved Amount") into escrow under and pursuant to an escrow agreement in the form attached hereto as EXHIBIT 2.5.1(b)(ii) (the "Excluded Liabilities Escrow Agreement").

                2.5.2. Tangible Net Worth Statement. Buyer shall (a) prepare, with the cooperation and participation (but not control) of the Seller, a statement ("TNW Statement") showing a clear and detailed calculation of the TNW Adjustment to the Purchase Price described in this Section
        2.5 and shall exclude from such calculation, in accordance with Section 2.5.1, any Excluded Liabilities requested by Seller (by written notice to Buyer made within five (5) days following the date the Closing
        Balance Sheets are delivered to Seller under Section 2.4.2) to be excluded; and (b) deliver the TNW Statement to Seller within ten (10) days following the date the Closing Balance Sheets are delivered to Seller under Section 2.4.2. Seller shall notify Buyer of any objections to the TNW Statement (which may include objections to the Closing Balance Sheets) within thirty (30) days after Seller receives the TNW Statement and all of the documents required to be delivered to Seller under Section 2.4.2. If Seller does not notify Buyer of any such objections by the end of that thirty-day period, then the TNW Statement, as prepared by Buyer, shall be considered final on the last day of that thirty-day period. If Seller does notify Buyer of any such objections by the end of that thirty-day period, and Seller and Buyer are unable to resolve their differences within fifteen (15) days thereafter, then the disputed items on the TNW Statement shall be reviewed, as soon as possible, by the Seller's accountants. Seller and Buyer shall instruct their respective accountants to, in good faith, use their best efforts to resolve such disputed items to their mutual satisfaction and to deliver a final TNW Statement to Seller and Buyer as soon as possible. If Seller's accountants and the Buyer's accountants are unable to resolve any such disputed items within thirty (30) days after receiving such instructions, then the remaining disputed items and the value attributable to them by each of Buyer and Seller shall be submitted to a mutually agreeable, nationally recognized accounting firm ("Arbiter") for resolution, and the Arbiter shall be instructed to deliver a final TNW Statement to Seller and Buyer as soon as possible. In the event that the Arbiter's determination of the value of such disputed items is closer in value to the value attributed to such disputed items by Buyer, Seller shall pay the costs of the Arbiter. In the event that the Arbiter's determination of the value of such disputed items is closer in value to the value attributed to such disputed items by Seller, Buyer shall pay the costs of the Arbiter.

                2.5.3. Payment of TNW Holdback. If the amount of the TNW Adjustment is less than the amount of the TNW Holdback, then Buyer shall pay to Seller the amount of the TNW Holdback minus the amount of the TNW Adjustment, and retain the balance of the TNW Holdback. If the amount of the TNW Adjustment exceeds the amount of the TNW Holdback, then Buyer shall retain the full amount of the TNW Holdback, and Seller shall pay to Buyer an amount equal to the difference between the TNW Adjustment and the TNW Holdback. Any payment under this Section 2.5.3 shall be made within ten (10) business days after (a) the TNW Statement is finalized in accordance with Section 2.5.2 and (b) if there are any Excluded Liabilities, after the Seller has (i) entered into and delivered to Buyer executed copies of the Excluded Liabilities Escrow Agreement and the Seller's Assumption Agreement relating to such Excluded Liabilities and (ii) delivered to the escrow agent named in the Excluded Liabilities Escrow Agreement the Reserved Amount for such Excluded Liabilities.

        2.6 Indemnification Matters Adjustment and Payment of Indemnification Holdback. The Indemnification Holdback shall be reduced by the full aggregate amount (the "Indemnification Matters Adjustment") owed to Buyer by Seller and Parent as a result of any Indemnification Matters (as defined in Section 12.3) arising prior to the last day of the eighteenth (18th) month following the Closing Date ("Indemnification Holdback Period"). If the Indemnification Matters Adjustment is less than the amount of the Indemnification Holdback, then pursuant to the terms of the Holdback Escrow Agreement, the Escrow Holdback Agent shall deliver to Seller the amount by which the Indemnification Holdback exceeds the Indemnification Matters Adjustment. If the Indemnification Matters Adjustment is more than the amount of the Indemnification Holdback, then pursuant to the terms of the Holdback Escrow Agreement, the Holdback Escrow Agent shall deliver to Buyer the full amount of the Indemnification Holdback, and Seller and Parent shall pay or cause to be paid to Buyer the amount by which the Indemnification Matters Adjustment exceeds the amount of the Indemnification Holdback. If at the termination of the Indemnification Holdback Period (i) there are any Indemnification Matters for which Seller has received an Indemnification Notice, as defined in Section 12.3(a), and for which no final determination has been made or (ii) the Candelore Matter (as defined in Section 12.1(f) has not been finally determined (collectively "Pending Matters"), the Holdback Escrow Agent, pursuant to the terms of the Holdback Escrow Agreement, shall retain in escrow, until final determination of such Pending Matters, the lesser of (a) the total amount of the Indemnification Holdback and (b) the amount of the Claims (as defined in Section 12.1) underlying such Pending Matters, less any amounts applicable to such Claims then being held in escrow pursuant to the Excluded Liabilities Escrow Agreement. Upon such final determination, Buyer shall instruct the Holdback Escrow Agent to deliver the amount of the Indemnification Holdback, if any, remaining after satisfaction of the Pending Matters to Seller within ten (10) business days thereafter.

        2.7 Earnout Payment. If the sum of (i) the cumulative Operating Income (as defined in Section 2.7.1) and (ii) the net book gain (loss) on the sale of all or any portion of the Acquired Companies Business, for the 36-month period following the Closing Date (the "Earnout Period"), exceeds $0, the Seller shall be entitled to receive a cash payment (the "Earnout Payment") equal to 50.0% of such excess; provided, however, that in no event shall the aggregate Earnout Payment exceed $8,000,000.

                2.7.1. Operating Income. "Operating Income" shall equal the operating income of the Acquired Companies Operations (as defined in Section 2.7.2), calculated in accordance with GAAP, subject to the following adjustments, limitations and clarifications:

                        (a) Revenues from the Acquired Companies Operations shall be recognized in accordance with SunGard's standard accounting practices and policies in effect for the relevant period, which practices and policies shall be in accordance with GAAP.

                        (b) Any interest income of the Acquired Companies Operations shall be excluded.

                        (c) Any interest expense of the Acquired Companies Operations shall be excluded, except (1) interest expense relating to any capitalized leases, and (2) interest expense, calculated on a monthly basis using an annual rate equal to the Prime Rate, on any cash provided to the Acquired Companies Operations during the relevant period by any member of the SunGard Group other than an Acquired Company (collectively, the "Other SunGard Group Members") in excess of cash generated by the Acquired Companies Operations during the relevant period.

                        (d) Any  allocations of corporate  overhead of the Other
                SunGard Group Members shall be excluded, except (1) allocations of costs for personnel of the Other SunGard Group Members that perform services shared by the Acquired Companies Operations and the Other SunGard Group Members, which allocations shall be equal to 0.5% of the revenues generated by the LPAS Business relating to its turnkey asset management software systems (the "TAM Business"); (2) allocations for the sales and marketing resources made available to the Acquired Companies Operations by the Other SunGard Group Members, which allocations shall be equal to 5.5% of the revenues generated by the TAM Business; (3) allocations for hosting of servers at a SunGard Group data center in connection with the TAM business, which allocations shall be up to $2,500 per month per server; (4) allocations for in-house legal services provided directly by an Other SunGard Group Member to the Acquired Companies Operations, in accordance with such entity's standard policies and rates (to be charged to the Acquired Companies Operations on an as-used basis), and (5) allocations for direct third party expenses attributable to the Acquired Companies Operations.

                        (e) The depreciation  and  amortization  expenses of the
                Acquired Companies Operations shall be calculated, to the extent reasonably possible, as if the sale of the Stock pursuant to this Agreement had not occurred, accordingly, no portion of the Purchase Price allocated to Intangibles shall be amortized and included as an expense of the Acquired Companies Operations;
                provided that, with respect to any additional acquisitions consummated by the Acquired Companies Operations after the Closing (by purchase of stock or assets, merger or otherwise), the respective purchase price allocated to Intangibles shall be amortized in accordance with GAAP.

                        (f) Any  federal,  state or local  income taxes shall be
                excluded.

                        (g) All software development costs of the Acquired Companies Operations shall be fully expensed when incurred and not capitalized.

                        (h) Any items of income,  expense, gain or loss that are
                characterized as "extraordinary" under GAAP shall be excluded.

                2.7.2. Acquired Companies Operations. "Acquired Companies Operations" means all of the operations of the Acquired Companies Business, as conducted by the Acquired Companies just before Closing and as conducted by them after Closing under the SunGard Group's control, as such business operations may be expanded, contracted or otherwise changed after Closing, including as a result of (a) expansion or contraction of customer base, (b) development of product enhancements or improvements, (c) development of new releases or new versions of products having substantially similar functional capabilities and market scopes, (d) discontinuance of unsuccessful products, product enhancements, product release or other projects, and (e) other factors generally affecting SunGard's overall business or the computer services industry; provided that the Buyer shall not permit the migration of the Acquired Companies Business to Other SunGard Group Members, and, during the Earn-Out Period, the Buyer shall endeavor to maintain and expand the operations of the TAM Business until such time, if ever, as it deems such endeavors to be commercially unreasonable or undesirable for the SunGard Group, as determined by the Buyer in its good faith business judgment using reasonable business rationale. For purposes of clarity, nothing herein shall prohibit the Buyer from adjusting or causing the Acquired Companies to adjust the terms of any of their outstanding Contracts, including those with another SunGard Group member and those with their Institutional Clients, to reflect current market conditions or changes, the competitive nature of the industry and the particular demands or needs of the other party or parties to the Contracts, either generally or with respect to a specific Contract (provided that no such adjustment shall modify the provisions of Section 2.7.1(d)).

                2.7.3. Calculation and Payment. Buyer and Seller shall in good faith attempt to agree upon the amount of the Earnout Payment due to Seller within sixty (60) business days after the end of the Earnout Period, and the undisputed portion of the Earnout Payment, if any, shall be paid to Seller within fifteen (15) business days after such agreement is reached. The Buyer and Seller shall instruct their respective accountants to, in good faith, use their reasonable efforts to resolve the disputed items, if any, to their mutual satisfaction. If Seller's and Buyer's accountants are unable to resolve any such disputed items within ninety (90) days after receiving such instructions, then the remaining disputed items and the value attributed to such items by each of Seller and Buyer shall be submitted to the Arbiter for resolution, and the Arbiter shall be instructed to deliver a final Earnout Payment report to Seller and Buyer as soon as possible. Within five (5) business days after such Earnout Payment report is finalized in accordance with this Section 2.7.3, any unpaid portion of the Earnout Payment due shall be paid to Seller. In the event that the Arbiter's determination of the value of such disputed items is closer in value to the value attributed to such disputed items by Buyer, Seller shall pay the costs of the Arbiter. In the event that the Arbiter's determination of the value of such disputed items is closer in value to the value attributed to such disputed items by Seller, Buyer shall pay the costs of the Arbiter.

        2.8 Currency and Method of Payment. All dollar amounts stated in this Agreement are stated in United States currency, and all payments required under this Agreement shall be paid in United States currency. All payments required under this Agreement shall be made as follows: (a) any payment may be made by wire transfer of immediately available United States federal funds; (b) any payment exceeding $100,000 shall be made by wire transfer of immediately available United States federal funds; (c) any payment exceeding $25,000, but not exceeding $100,000, may be made by bank certified, treasurer's or cashier's check; and (d) any payment not exceeding $25,000 may be made by ordinary check.

        2.9 Original Issue Discount. For purposes of applying Sections 1272-1274 of the Code to any portion of the Purchase Price paid after the Closing Date, each payment not otherwise bearing interest at a stated rate shall be deemed to include interest at the lowest applicable federal rate for imputed interest under the Code for either (i) the three month period ending on the last day of the month in which this Agreement is dated or (ii) the three month period ending on the last day of the month in which the Closing Date occurs.


             SECTION 3. REPRESENTATIONS OF SELLER, LPTI AND PARENT

        Knowing that Buyer is relying thereon, Seller, LPTI and Parent jointly and severally make the following representations and warranties to Buyer, each of which is true and correct on the date hereof and shall, as amended in accordance with Section 5.8 hereof, remain true and correct to and including the Closing Date, and covenant with Buyer, as set forth below in this Section 3.

        3.1 Organization.

                (a) Each of LPAS and LPA Insurance is a corporation, duly organized, validly existing and in good standing under the laws of the State of California, and LP Securities is a corporation, duly organized, validly existing and in good standing under the laws of the State of

        Delaware. Each Acquired Company has the full corporate power and authority: (i) to own and use its Assets in the manner in which such Assets are currently owned and used and in the manner in which such Assets are proposed to be owned and used, and (ii) to conduct its business as such business is currently being conducted and as such business is proposed to be conducted. Each Acquired Company is duly qualified or registered to do business in each jurisdiction where such qualification or registration is required by applicable Law and is in good standing in each of the jurisdictions where it is required by law to be qualified or registered to do business.

                (b) LP Securities owns all of the outstanding capital stock of LPA Insurance; except for such ownership, no Acquired Company owns any securities of any corporation or any other interest in any Person. Except as set forth on SCHEDULE 3.1, since October 1, 1996, no Acquired Company has ever acquired or succeeded to all or substantially all of the Assets, or to any portion of the businesses, of any other Person, and there is no other Person that may be deemed to be a predecessor of an Acquired Company.

                (c) Schedule 3.1 sets forth, for each Acquired Company: (i) its exact legal name; (ii) its corporate business form and jurisdiction and date of formation; (iii) its federal employer identification number;
        (iv) its headquarters  address,  telephone number and facsimile  number;
        (v) its directors and officers, indicating all current title(s) of each individual; (vi) its registered agent and/or office in its jurisdiction of formation (if applicable); (vii) all foreign jurisdictions in which it is qualified or registered to do business, the date it so qualified or registered, and its registered agent and/or office in each such jurisdiction (if applicable); (viii) all fictitious, assumed or other names of any type that are registered or used by it or under which it has done business at any time since such company's date of incorporation; and (ix) any name changes, recapitalizations, mergers, reorganizations or similar events since its date of formation.

                (d) Except as set forth on SCHEDULE 3.1, accurate and complete copies of the articles or certificate of incorporation, bylaws and other organization and related documents, each as amended to date, of each Acquired Company and all Contracts relating to the acquisition or formation of each Acquired Company (or its affiliates or predecessors), have been delivered to Buyer.

        3.2 Authority; Non-Contravention.

                (a) Each of the Acquired Companies has the requisite right, power and authority to enter into, execute, deliver and perform its obligations under this Agreement, and its execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions. Each of Seller, LPTI and Parent has the requisite right, power and authority and capacity to enter into, execute, deliver and perform all of its obligations under this Agreement and under each other agreement, document or instrument referred to in or contemplated by this Agreement to which it is or is to become a party. This Agreement constitutes the legal, valid and binding agreement of Seller, LPTI, Parent and each Acquired Company, enforceable against Seller, LPTI, Parent and each Acquired Company in accordance with its terms.

                (b) Except as set forth on Schedule 3.2, neither the execution, delivery and performance of this Agreement nor the consummation or performance of any of the transactions contemplated hereby by Seller, LPTI, Parent or any of the Acquired Companies will directly or indirectly (with or without notice or lapse of time):

                        (i) contravene, conflict with or result in a violation of (a) any of the provisions of the articles or certificate of incorporation, bylaws or other organizational documents of Seller, LPTI, Parent or any of the Acquired Companies, each as amended to date, or (b) any resolution adopted by an LP Group Company or their respective shareholders, boards of directors or any committees thereof;


                        (ii) contravene,  conflict with or result in a violation
                of, or give any Governmental or Regulatory Body or other Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any Law or any Judgment to which an Acquired Company, or any of the Assets owned or used by an Acquired Company, is subject;

                        (iii) contravene, conflict with or result in a violation
                of any of the terms or requirements of, or give any Governmental or Regulatory Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Permit that is held by an Acquired Company or that otherwise relates to any of the businesses or operations of an Acquired Company or to any of the Assets owned or used by an Acquired Company;

                        (iv) contravene,  conflict with or result in a violation
                or breach of, or result in a default under, any provision of, any Specified Contract (as defined in Section 3.15) or any Contract (A) affecting or relating to an Acquired Company and
                (B) to which an LP Group Company is a party or by which it is bound, other than any immaterial breach of any such Specified Contract or Contract;

                        (v)  result  in  the   imposition  or  creation  of  any
                Encumbrance upon or with respect to any Asset owned or used by an Acquired Company; or

                        (vi) result in or permit the  disclosure  or delivery to
                any escrow holder or other Person of the source code for or relating to any past, present or future product of an Acquired Company, or any portion or aspect of such source code, or any proprietary information or algorithm contained in or relating to any such source code.

                (c) Except as set forth on Schedule 3.2, none of the LP Group Companies was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.

        3.3 Capital Stock and Ownership

                3.3.1. As of the date of this Agreement, the authorized capital stock of LPAS consists of 100,000 shares of Series A common stock, no par value per share, of which 100,000 shares are issued and outstanding, and 4,900,000 shares of Series B common stock, no par value per share, of which no shares are issued and outstanding; the authorized capital stock of LP Securities consists of 100,000 shares of Series A common stock, $0.001 par value per share, of which 100,000 shares are issued and outstanding; and the authorized capital stock of LPA Insurance consists of 1,000 shares of common stock, $1.00 par value per share, of which 1,000 shares are issued and outstanding. Prior to the Closing, the LP Group Companies may capitalize some of the intercompany obligations of the Acquired Companies to the LP Group Companies, which may have the effect of changing the share numbers set forth above for the Acquired Companies. Other than such changes, there shall be no changes to the share amounts of any of the Acquired Companies prior to the Closing. Seller is, and shall continue up until the Closing to be, the sole record and beneficial owner of all of the outstanding shares of capital stock of each of LPAS and LP Securities, free and clear of any Encumbrance (except Encumbrances of Bank of Scotland, which shall be released at Closing) and with good and marketable title to such shares. LP Securities is, and shall continue up until the Closing to be, the sole record and beneficial owner of all of the outstanding shares of capital stock of LPA Insurance, free and clear of any Encumbrance (except Encumbrances of the Bank of Scotland, which shall be released at Closing) and with good and marketable title to such shares. Except as provided on SCHEDULE 3.3, neither Seller nor any Acquired Company has ever authorized, offered, sold or issued any securities of an Acquired Company or appointed or granted any proxy or entered into any agreement, contract, commitment or understanding with respect to any of the Stock or any other securities of any of the Acquired Companies. Except for the Seller, there are no other record or beneficial owners of any shares of the Stock or any other securities of LPAS or LP Securities. Except for LP Securities, there are no other record or beneficial owners of any shares of the capital stock or any other securities of LPA Insurance. All of the issued and outstanding shares of capital stock of each of the Acquired Companies have been, and as of the Closing shall be, duly authorized and validly issued, and are, and as of the Closing shall be, fully paid and nonassessable, with no liability attaching to the ownership thereof. Except as set forth on
        SCHEDULE 3.3, there exists no right of first refusal or other preemptive right with respect to any of the Acquired Companies or the capital stock or other securities, business or Assets of any of the Acquired Companies.

                3.3.2. All offerings, sales and issuances by the Acquired Companies of any shares of Stock or other securities were conducted in compliance with all applicable federal and state securities laws and all other applicable Laws.

                3.3.3. Except as set forth on SCHEDULE 3.3, there is no:

                        (a) outstanding  subscription,  option,  call warrant or
                right (whether or not currently exercisable) to acquire any Stock or other securities of any Acquired Company;

                        (b) outstanding security,  instrument or obligation that
                is or may become convertible into or exchangeable for any Stock or other securities of any of the Acquired Company;

                        (c) contract under which any Acquired  Company is or may
                become obligated to sell or otherwise issue any Stock or any other securities of any Acquired Company;

                        (d) pending or  previously  asserted  or, to the best of
                Seller's or Parent's knowledge, threatened, claim by any Person to the effect that such Person is or was entitled to acquire or receive any Stock or any other securities of any Acquired Company; or

                        (e) condition or circumstance  that provides a basis for
                the assertion of a claim by any Person to the effect that such Person is or may be entitled to acquire or receive any stock or other securities of any Acquired Company.

                3.3.4. Except as set forth on SCHEDULE 3.3, since October 1, 1996, no Acquired Company has ever repurchased, redeemed or otherwise reacquired any stock or other securities. All securities so reacquired by an Acquired Company were reacquired in full compliance with the applicable provisions of all applicable Contracts and all applicable Laws.

        3.4 Financial and Corporate Records.

                (a) Each Acquired Company's books and records are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with GAAP, and such books and records fairly and accurately reflect in all material respects
        (i) all of the Assets and Obligations of such Acquired Company and (ii) all of the Contracts and other transactions to which such Acquired Company is or was a party or by which such Acquired Company or the business or Assets of such Acquired Company is or was affected.

                (b) Except as set forth on SCHEDULE 3.4(b), accurate and complete copies of the contents of the minute books of each Acquired Company have been delivered to Buyer. Except as set forth on SCHEDULE 3.4(b), such minute books of each Acquired Company include, for such Acquired Company (i) minutes of all meetings of its shareholders, board of directors and any committees of the board of directors at which any material action was taken and such minutes accurately record all material actions taken at such meetings, and (ii) accurate and complete written statements of all actions taken by its shareholders, board of directors and any committees of the board of directors without a meeting. None of the shareholders, board of directors or any committee of the board of directors of any Acquired Company has taken any material action other than those actions reflected in the records of such Acquired Company referenced in clauses (i) and (ii) of the preceding sentence or in the documents reflected in SCHEDULE 3.4(b). Upon Seller's delivery to Buyer of the documents set forth in SCHEDULE 3.4(b) (or ratification thereof) in accordance with Section 5.1, SCHEDULE 3.4(b) shall no longer be deemed an exception to the representations and warranties set forth in this Section 3.4(b).

                (c) SCHEDULE 3.4(c) contains an accurate and complete list of each Acquired Company's bank accounts, other accounts, certificates of deposit, marketable securities, other investments, safe deposit boxes, lock boxes and safes, and the names of all officers, employees or other individuals who have access thereto or are authorized to make withdrawals therefrom or dispositions thereof.

        3.5 Compliance with Laws; Permits.

                (a) Except as set forth on SCHEDULE 3.5: (i) each Acquired Company is, and has at all times been, in compliance in all material respects with each Judgment and with each Law that is or was applicable to it or to the conduct of any of its businesses or the ownership or use of any of its Assets; (ii) no event has occurred, and no condition or circumstance exists, that (with or without notice or lapse of time) will, if uncured, constitute or result in a material violation by any Acquired Company of, or a failure on the part of any Acquired Company to materially comply with, any Judgment or Law applicable to any Acquired Company; and (iii) no Acquired Company has received, at any time, any notice or other communication from any Governmental or Regulatory Body or any other Person (A) (in writing or otherwise) regarding (1) any actual or alleged violation of, or failure to comply with, any Judgment or Law applicable to any Acquired Company, or (2) any actual or alleged obligation on the part of an Acquired Company to undertake, or to bear all or any portion of the cost of, any cleanup of Hazardous Materials or any remedial, corrective or response action of any nature with respect to any Environmental Laws, or (B) (in writing) regarding (1) any possible or potential violation of, or failure to comply with, any Judgment or Law applicable to any Acquired Company or (2) any possible or potential obligation on the part of an Acquired Company to undertake, or to bear all or any portion of the cost of, any cleanup of Hazardous Materials or any remedial, corrective or response action of any nature with respect to any Environmental Laws.

                (b) Except as set forth on SCHEDULE 3.5, each Acquired Company has obtained and holds all Permits required for the lawful operation of its business as and where such business is presently conducted, except to the extent that any failure to obtain or hold such Permits would not have a Material Adverse Effect. All Permits held by each Acquired Company are listed on SCHEDULE 3.5.

        3.6 Financial Statements.

                (a) Each Acquired Company's fiscal year ends on December 31.

                (b) Seller has delivered to Buyer the following financial statements and related notes (the "Financial Statements"): (i) the audited balance sheets of LPAS and LP Securities as of December 31, 2002, December 31, 2001 and December 31, 2000, and the audited statements of operations, changes in shareholder's equity and cash flows of LPAS and LP Securities for the fiscal years ended December 31, 2002, December 31, 2001 and December 31, 2000, (ii) the audited consolidated balance sheet of LP Securities as of December 31, 2002, December 31, 2001 and December 31, 2000, and the audited consolidated statements of operations, changes in shareholder's equity and cash flows of LP Securities for the fiscal years ended December 31, 2002, December 31, 2001 and December 31, 2000; (iii) the following unaudited balance sheets (the "Latest Balance Sheets"), each as of March 31, 2003 (the "Latest Balance Sheet Date"): (a) the unaudited balance sheet of each of the Acquired Companies (the "Latest Individual Balance Sheets"), (b) the unaudited consolidated balance sheet of LP Securities, and (c) the unaudited combined balance sheet of LP Securities (consolidated with LPA Insurance) and LPAS; and (iv) the unaudited statements of operations, changes in shareholder's equity and cash flows of each of the Acquired Companies, the unaudited consolidated statements of operations, changes in shareholders equity and cash flows of LP Securities, and the unaudited combined statements of operations, changes in shareholder's equity and cash flows of LP Securities (consolidated with LPA Insurance) and LPAS, each for the three-month period ended March 31, 2003.

                (c) The Financial Statements present fairly, and the Interim Financial Statements (as defined in Section 5.3) shall present fairly, the financial position of the Acquired Companies in all material respects as of the respective dates thereof and the results of operations, changes in shareholder's equity and cash flows of the Acquired Companies for the periods covered thereby. Except as disclosed on SCHEDULE 3.6, the Financial Statements have been prepared in accordance with GAAP; provided however that the unaudited statements do not include footnotes or other audit disclosures and shall be subject to normal adjustments which would ordinarily be taken at year end.

        3.7 Assets.

                (a) SCHEDULE 3.7(a) presents fairly in all material respects all of the categories of the Asset classes of each of the Acquired Companies reflected on its Latest Individual Balance Sheet, itemized by Acquired Company, including (i) Cash Assets, itemized by bank or other account, showing cost and market value if different from cost; (ii) Accounts Receivable, showing customer names, amounts and aging; (iii) other current Assets, itemized by category; (iv) Tangible Property, grouped as to type, showing cost and accumulated depreciation; and (v) capitalized Software showing cost or amount capitalized and accumulated depreciation.

                (b) SCHEDULES 3.7(a), 3.7(b) and 3.14(a) together accurately identify all Tangible Property and capitalized Software that are being leased or licensed to an Acquired Company.

                (c) Each Acquired Company owns and has good, valid and indefeasible title to, all of its respective Assets that are purported to be owned by it and has the right to transfer all rights, title and interest in such Assets, free and clear of any Encumbrance, except Encumbrances of the Bank of Scotland to be released at the Closing.

                (d) Except for the Assets listed on SCHEDULES 3.7(a), 3.7(b) 3.7(d) and 3.14(a), no other Assets are necessary to operate, or have been material to the operation of, any of the Acquired Companies' businesses or operations.

        3.8 Obligations.

                (a) SCHEDULE 3.8 presents fairly in all material respects a trial balance setting forth the Obligations of each of the Acquired Companies as reflected on its Latest Individual Balance Sheet, itemized by Acquired Company and by balance sheet account, and with aggregate net balances equal to the balances on its Latest Individual Balance Sheet, including (i) accounts payable, (ii) accrued expenses and reserves (iii) deferred revenues, and (iv) other current and long-term liabilities.

                (b) None of the Acquired Companies has any Obligations other than (i) Obligations included in the "liabilities" column on its Latest Individual Balance Sheet, (ii) Obligations set forth on SCHEDULE 3.8,
        (iii) Obligations under Specified Contracts, provided that as of the Latest Balance Sheet Date, no such Obligation consisted of or resulted from a default under or violation of any such Contract except as set forth on
        SCHEDULE 3.15(d) or as reflected on its Latest Individual Balance Sheet, and (iv) Obligations that were incurred in the ordinary course of business consistent with its past practices since the Latest Balance Sheet Date and which were not incurred in breach of any of the representations and warranties made in Section 3.9. Except as described on SCHEDULE 3.8, none of the Acquired Companies' Obligations are guaranteed by any Person.

        3.9 Operations Since The Latest Balance Sheet Date. Except as set forth on SCHEDULE 3.9, since the Latest Balance Sheet Date:

                (a) except in the  ordinary  course of its  business  consistent with its past practices, no Acquired Company has: (i) pledged or hypothecated any of its Assets or otherwise permitted any of its Assets to become subject to any Encumbrance; (ii) incurred any Obligation;
        (iii) made any loan or advance to any Person; (iv) assumed, guaranteed or otherwise become liable for any Obligation of any Person; (v) committed for any capital expenditure; (vi) purchased, leased, sold, abandoned or otherwise acquired or disposed of any business or Assets;
        (vii) waived or released any right or canceled or forgiven any debt or claim; (viii) discharged any Encumbrance or discharged or paid any indebtedness or other Obligation; (ix) assumed or entered into any Contract other than this Agreement or any Contract contemplated by this Agreement; (x) amended or terminated any Specified Contract; (xi) increased, or authorized an increase in, the compensation or benefits paid or provided to any of its directors, officers, employees, salesmen, agents or representatives; (xii) established, adopted or amended
        (including any amendment with a future closing date) any Employee Benefit Plan; (xiii) declared, accrued, set aside, or paid any dividend or made any other distribution in respect of any of its shares of capital stock, other securities; (xiv) repurchased, redeemed or otherwise reacquired any of its shares of capital stock or other securities; (xv) sold or otherwise issued any of its shares of capital stock or other securities; (xvi) amended its articles or certificate of incorporation, bylaws or other organizational documents; (xvii) been a party to any merger, consolidation, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction; (xviii) accrued any deferred bonuses or compensation due to any shareholder, employee or agent of an Acquired Company, or paid any such deferred bonuses or compensation except to the extent such deferred bonuses or compensation was accrued on its Latest Individual Balance Sheet; (xix) changed any of its methods of accounting or accounting practices in any respect; or (xx) made any Tax election.

                (b) none of the Acquired Companies has, whether or not in the ordinary course of business, incurred any Obligation, made any loan to any Person, acquired or disposed of any business or Assets, entered into any Contract (other than customer contracts) or other transaction, or done any of the other things described in Section 3.9(a), involving an amount exceeding $25,000 in any single case or $100,000 in the aggregate, other than Obligations for payroll, contributions to Employee Benefit Plans and payroll taxes in the aggregate amount of approximately $550,000 per month, accounts payable in the ordinary course of business, commissions of up to $900,000 per month and the matters described in
        SCHEDULE 3.9; and

                (c) there has been no material adverse change other than ordinary operating losses consistent (as to scope and rate) with past ordinary operating losses or material casualty loss affecting any Acquired Company or the business, Assets or financial condition of any

        Acquired Company; and there has been no material adverse change in the financial performance of any Acquired Company; and there has been no material loss, damage or destruction to, or any interruption in the use of, any of the Software or other Assets (whether or not covered by insurance) of any Acquired Company.

        3.10 Accounts Receivable. All of the Accounts Receivable of each Acquired Company arose in the ordinary course of business and are proper and valid Accounts Receivable, and can be collected by such Acquired Company in full (without any counterclaim or setoff), except to the extent of the reserves reflected in the Financial Statements. There are no refunds, discounts, rights of setoff or assignments affecting any of the foregoing Accounts Receivable. Proper amounts of deferred revenues appear on each Acquired Company's books and records, in accordance with GAAP, with respect to such Acquired Company's (a) billed but unearned Accounts Receivable; (b) previously billed and collected Accounts Receivable still unearned; and (c) unearned customer deposits.

        3.11 Tangible Property. Each Acquired Company has good and marketable title to all of the Tangible Property purported to be owned by such Acquired Company, free and clear of any Encumbrances, except as set forth in its Latest Individual Balance Sheet or on SCHEDULES 3.7(b) or 3.11. Except as set forth on
SCHEDULE 3.11, all of the Tangible Property of each Acquired Company is located at the offices or facilities of such company, and each Acquired Company has the full and unqualified right to require the immediate return of any of its Tangible Property which is not located at its offices or facilities. All Tangible Property of each Acquired Company, wherever located, (a) complies in all material respects with, and is being operated and otherwise used in material compliance with, all applicable Laws, and (b) is, except as set forth on
SCHEDULE 3.11, sufficient for its operations and business as presently conducted.

        3.12 Real Property. None of the Acquired Companies owns any Real Property. SCHEDULE 3.12 contains an accurate and complete list of all Real Property leased by any Acquired Company, showing the location, rental cost and landlord of such property. No such Real Property, nor the occupancy, maintenance or use thereof, is in violation of, or breach or default under, any Contract or Law, and no notice or, to the best of Seller's knowledge, threat from any lessor, Governmental or Regulatory Body or other Person has been received by any Acquired Company or served upon any such Real Property claiming any violation of, or breach, default or liability under, any Contract or Law, or requiring or calling attention to the need for any work, repairs, construction, alteration, installations or environmental remediation or asserting the right of a lessor to terminate a Contract for any such leased Real Property. To the knowledge of Seller, no Proceedings are pending which would affect the zoning or use of any Acquired Company's Real Property.

        3.13 Environmental Matters. Each of the Acquired Companies is in compliance with all applicable Environmental Laws, which compliance includes its possession of all permits and other governmental authorizations required under applicable Environmental Laws, and in compliance with the terms and conditions thereof. None of the Acquired Companies nor Seller, nor any of their respective employees or directors has placed or caused to be placed, nor has any knowledge of or belief that there were or are, any Hazardous Substances in, on, under or migrating from any of the Acquired Companies' Real Property (other than materials contained in customary and standard office supplies and equipment, the presence of which would not have a Material Adverse Effect).

        3.14 Software and Other Intangibles.

                (a) SCHEDULE 3.14(a) contains an accurate and complete list and description of all Software owned, licensed, maintained, used or under development by one or more of the Acquired Companies, Seller or LPTI, itemized by company, and, in the case of Software owned, purported to be owned, developed or under development by an Acquired Company, Seller or LPTI ("Owned Seller Software"), a detailed product description, the language in which it is written, and the type of operating platform(s) on which it runs. Except as set forth in the foregoing list, no other Software is used in the operations of any of the Acquired Companies Business. All Software marketed by the Acquired Companies is and has been marketed by them in a permissible manner and none of them is marketing or has marketed any Software that they do not own or otherwise have the right and authority to market. Except as set forth on SCHEDULE 3.14(a) and software licensed by unaffiliated third parties to both an Acquired Company and another LP Group Company or its affiliates, no LP Group Company or its affiliates, other than the Acquired Companies, Seller and LPTI, owns or licenses any Software, licensed, maintained, used or under development by one or more of the Acquired Companies.

                (b) SCHEDULE 3.14(b) contains an accurate and complete list and description of all Intellectual Property Rights owned, licensed, used or under development by one or more of the Acquired Companies, Seller or LPTI, itemized by company. Except as set forth in the foregoing list, no other Intellectual Property Rights (other than trade-secrets and know-how) are used in the operations of any of the Acquired Companies Business. Except as set forth on SCHEDULE 3.14(a) and intellectual property rights licensed by unaffiliated third parties to both an Acquired Company and another LP Group Company or its affiliates, no LP Group Company or its affiliates, other than the Acquired Companies, Seller and LPTI, owns or licenses any Intellectual Property Rights that are licensed, used or under development by one or more of the Acquired Companies.

                (c) Except as set forth on SCHEDULE 3.14(c) or SCHEDULE 3.14(f), each of LPAS, Seller and LPTI has good and indefeasible title to, and the full right to use, all of the Software and LPAS Intellectual Property owned, purported to be owned, developed or under development by it. LP Securities has good and indefeasible title to, and the full right to use, all of the Software and LP Securities Intellectual Property owned, purported to be owned, developed or under development by it, and LPA Insurance has good and indefeasible title to, and the full right to use, all of the Software and LPA Insurance Intellectual Property owned, purported to be owned, developed or under development by it, in each case, free and clear of any Encumbrance (except Encumbrances of the Bank of Scotland to be released at Closing). Except as set forth on SCHEDULE 3.14(c), no rights of any third party are necessary to market, license, sell, modify, update, and/or create derivative works for the Acquired Companies Intellectual Property owned, purported to be owned, developed or under development by any of the Acquired Companies, LPTI or Seller ("Owned Seller Intellectual Property") or the Owned Seller Software.

                (d) All of the Owned Seller Software and the Owned Seller Intellectual Property was created as a work for hire (as defined under U.S. copyright law) by regular full time employees of LPTI, Seller or an Acquired Company or by authors or developers who have irrevocably assigned to an Acquired Company in writing all copyrights and other proprietary rights in their work with respect to such Owned Seller Software and Owned Seller Intellectual Property.

                (e) With respect to the Software listed on SCHEDULE 3.14(a) which is Owned Seller Software: (i) the most current releases or versions of such Software operate in accordance with the descriptions for such Software set forth in SCHEDULE 3.14(a), and except for software bugs which are fixed in support of such Software in the ordinary course of the Acquired Companies Business, without material operating defects;
        (ii) the Acquired Companies maintain machine-readable master-reproducible copies, source code listings, technical documentation and help screens for the most current releases or versions thereof and for all earlier releases or versions thereof currently being supported by them; (iii) in each case, the machine-readable copy substantially conforms to the corresponding source code listing; and
        (iv) it can be maintained and modified by reasonably competent programmers familiar with its language, hardware and operating systems.

                (f) Except as set forth on SCHEDULE 3.14 (f), none of the respective past or current uses of the Owned Seller Software or Owned Seller Intellectual Property, including the preparation, distribution, marketing or licensing thereof, has violated or infringed upon, or is violating or infringing upon, any Software, technology, patent, trademark, copyright or, to the best of Seller's and Parent's knowledge, trade secret or other Intellectual Property Right of any Person. None of the Owned Seller Software or Owned Seller Intellectual Property is subject to any Judgment. No Proceeding is pending, or to the best of Seller's and Parent's knowledge, threatened, nor has any written claim or demand or, to the best of Seller's and Parent's knowledge any other type of claim or demand, been made, which challenges or challenged the legality, validity, enforceability, use or exclusive ownership by Seller, LPTI or any of the Acquired Companies of any of the Owned Seller Software or the Owned Seller Intellectual Property. To the best of Seller's or Parent's knowledge, no Person is violating or infringing upon, or has, since January 1, 1999, violated or infringed upon any of the Owned Seller Software or Owned Seller Intellectual Property.

                (g) None of the LP Group Companies has received any written notice directed specifically to one or more of the LP Group Companies or its affiliates that any of the respective past or current uses of the Software licensed to an Acquired Company, Seller or LPTI ("Licensed Seller Software") or Intellectual Property Rights licensed to an Acquired Company, Seller or LPTI ("Licensed Seller Intellectual Property"), including the preparation, distribution, marketing or licensing thereof, has violated or infringed upon, or is violating or infringing upon, any Software, technology, patent, trademark, copyright or trade secret or other Intellectual Property Right of any Person. None of the LP Group Companies has received any written notice directed specifically to one or more of the LP Group Companies or its affiliates that (i) any Licensed Seller Software or Licensed Seller Intellectual Property is subject to any Judgment; (ii) any Proceeding is pending or threatened involving any Licensed Seller Software or Licensed Seller Intellectual Property; or (iii) any claim or demand has been made, which challenges or challenged the legality, validity, enforceability or use by Seller, LPTI or any of the Acquired Companies of any of the Licensed Seller Software or the Licensed Seller Intellectual Property.

                (h) Except as set forth on SCHEDULE 3.14(h), none of the LP Group Companies nor their affiliates has disclosed or delivered to any escrow agent or to any other Person, or permitted the disclosure to any escrow agent or to any other Person of, the source code (or any aspect or portion thereof) for or relating to any past, present or future product of any Acquired Company.

                (i) Except as set forth on SCHEDULE 3.14(i), any license, sublicense or other Contract covering or relating to any of the Software or Intellectual Property Rights of the Acquired Companies, LPTI or Seller is legal, valid, binding, enforceable and in full force and effect, and upon consummation of the transactions contemplated hereby, will continue to be legal, valid, binding, enforceable and in full force and effect on terms identical to those in effect immediately prior to the consummation of the transactions contemplated hereby. None of the Acquired Companies, and, to the best of Seller's and Parent's knowledge, none of the LP Group Companies, is in breach of or default under any license, sublicense or other Contract covering or relating to Software or Intellectual Property Rights of the Acquired Companies, LPTI or Seller or has performed any act or omitted to perform any act which, with notice or lapse of time or both, will become or result in a material violation, breach or default thereunder. No Proceeding is pending nor, to the best of Seller's and Parent's knowledge, is being or has been threatened nor has any claim or demand been made, which challenges the legality, validity, enforceability or ownership of any license, sublicense or other Contract covering or relating to any Owned Seller Software or Owned Seller Intellectual Property, and none of the LP Group Companies has received any written notice directed specifically to one or more of the LP Group Companies or its affiliates that a Proceeding is pending or is being or has been threatened or that any claim or demand has been made, which challenges the legality, validity, enforceability or ownership of any license, sublicense or other Contract covering or relating to any Licensed Seller Software or Licensed Seller Intellectual Property.

                (j) None of the Owned Seller Software which is listed or required to be listed on SCHEDULE 3.14(a) is owned by or registered in the name of any current or former owner (other than LP Securities, the owner of LPA Insurance), shareholder (other than LP Securities, the shareholder of LPA Insurance), partner, director, executive, officer, employee, salesman, agent, customer, representative or contractor of any LP Group Company or its affiliate nor does any such Person have any interest therein or right thereto, including the right to royalty payments.

                (k) Except as set forth on SCHEDULE 3.14(k) or with respect to demonstration or trial copies, no portion of any Software owned by or licensed to a third party by an Acquired Company, Seller or LPTI, nor, to the best of Seller's or Parent's knowledge, any portion of any Software licensed to an Acquired Company, Seller or LPTI, contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware, or data without the consent of the user.

                (l) Set forth on SCHEDULE 3.14(l) are all Internet domain names related to the Acquired Companies Business ("Domain Names"). Each Domain Name is registered to an Acquired Company, and all registrations of Domain Names are in good standing until such dates as set forth on
        SCHEDULE 3.14(l). The name of the Acquired Company registrant for each Domain Name, is set forth on SCHEDULE 3.14(l). No action has been taken or is pending to challenge rights to, suspend, cancel or disable any Domain Name, registration therefor or the right of any Acquired Company to use a Domain Name. Except as set forth on SCHEDULE 3.14(l), the Acquired Companies have the right to use each of the Domain Names on the Internet.

                (m) There is no governmental prohibition or restriction on the use of any of the Acquired Companies Intangibles in any jurisdiction.

                (n)  Except as  disclosed  on  SCHEDULE  3.14(n),  the  Acquired
        Companies have the full right to use, in the Acquired Companies Business, all compilations of data contained in databases related to the Acquired Companies Business and all information and data elements contained in such data compilations. The Acquired Companies have used, at all times prior to the Closing Date, commercially reasonably efforts to ensure that such data compilations and all information and data elements contained therein were accurate, complete and current in all material respects. No person is breaching or has breached at any time any duty or obligation owed to an Acquired Company in respect of such compilations of data. Neither the past nor current use of any such compilations of data (or the information and data elements contained therein) in the Acquired Companies Business: (i) has violated or infringed upon, or is violating or infringing upon, the rights of any Person; or (ii) breaches any duty or obligation owed to any Person; or
        (iii) violates the privacy or any Law relating to the privacy of any Person.

                (o) To the extent that the Acquired Companies have maintained in connection with their operations, activities, conduct, and business on the World Wide Web ("Web") and any and all other applicable Internet operations, activities, conduct, and business a written privacy statement or policy governing the collection, maintenance, and use of data and information collected from users of Web sites owned, operated, or maintained by, on behalf of, or for the benefit of an Acquired Company in connection with or related to the Acquired Companies Business ("Acquired Companies Web Sites"), each such statement or policy, along with such Acquired Company's collection, maintenance, and use of user data and information and transfer thereof to Buyer under this Agreement, complies in all material respects with all applicable Laws, including Laws of the U.S. Federal Trade Commission. No such privacy statement or policy in any manner restricts or limits the transfer of such collected data pursuant to this Agreement or consummation of the actions contemplated by this Agreement.

                (p) Except as set forth on SCHEDULE 3.14(p) all linking, hyperlinking, deep-linking, framing, or other means or methods employed by the Acquired Companies, whereby an Acquired Company Web Site visitor may move or transfer directly from any Acquired Companies Web Site to another Web site or view or access another Web site from any Acquired Companies Web Site, are subject to appropriate linking agreements with such other Web sites.

                (q) Except as disclosed on SCHEDULE 3.14(q), the Acquired Companies maintain, in connection with the Software owned by Acquired Companies and in connection with the Acquired Companies Business, access
        controls  and  filters,   authorization  and
        authentication policies, intrusion and misuse detection controls, virus detection and eradication software, information security vulnerability and risk management controls and policies, and similar information security controls, devices and policies, and the foregoing (i) are commercially reasonably adequate to protect the integrity and confidentiality of the Software owned by the Acquired Companies and the data processed by the Acquired Companies Business and (ii) are at least as stringent and efficacious as information security controls, devices and policies ordinarily used in comparable data processing businesses.

        3.15 Contracts.

                (a) "Specified  Contracts"  means, for each Acquired Company (i)
        Software license and Software maintenance Contracts under which the Acquired Company is the licensor or provider of services; (ii) the Acquired Company's Contracts with its customers and clients; (iii) the Acquired Company's Contracts with any self regulatory organizations (as defined in Section 3(a) 26 of the Exchange Act) and Contracts for the clearing of securities transactions; (iv) Contracts for the purchase or lease of Real Property or otherwise concerning Real Property (including service Contracts) owned or used by the Acquired Company; (v) the Acquired Company's loan agreements, mortgages, notes, guarantees and other financing Contracts; (vi) Contracts for the purchase, lease and/or maintenance of computer equipment and other equipment and Contracts for the purchase, license, lease and/or maintenance of Software, in each case, under which the Acquired Company is the purchaser, licensee, lessee or user; and other supplier Contracts; (vii) employment, consulting, independent contractor and sales representative Contracts to which the Acquired Company is a party; (viii) separate account or private portfolio management Contracts to which the Acquired Company is a party; (ix) Contracts under which any rights in and/or ownership of any Software product, technology or other Intangible of the Acquired Company, or any prior version thereof, or any part of the customer base, business or Assets of the Acquired Company, or any shares or other ownership interests in the Acquired Company (or any of its predecessors) was acquired; (x) Contracts containing clauses that prohibit or restrict the Acquired Company from soliciting any employee or customer of any other Person or otherwise prohibiting or restricting the Acquired Company from engaging in any business and (xi) other Contracts in which more than $10,000 per year is paid to or received by the Acquired Company. Set forth on SCHEDULE 3.15 are (a) the name of each private portfolio manager who has entered into a private portfolio management contract with LPAS; (b) each of the Acquired Companies' Contracts for the clearing of securities transactions and (c) those Contracts containing clauses that prohibit or restrict an Acquired Company from soliciting any employee or customer of any other Person or otherwise prohibiting or restricting an Acquired Company from engaging in any business. Except as set forth on SCHEDULE 3.15, there are no oral Specified Contracts. True and correct copies of each written Specified Contract have been delivered or made available to Buyer.

                (b) Except as set forth on SCHEDULE 3.15, each of the customers and clients of each Acquired Company has signed and is bound by a written Contract that has been delivered to Buyer or is substantially identical (but for non material changes, pricing information and the manner in which blanks are filled in) to one of the current form agreements that are attached as part of SCHEDULE 3.15 or a predecessor of such form in effect at the time of execution thereof. Except as set forth on SCHEDULE 3.15, all Institutional Clients (as defined in Section 3.19(c)) have put into production and are using the Software, products and/or services described in their respective customer Contracts and, except as set forth on SCHEDULE 3.19(d), to the best of Seller's knowledge none of such Institutional Clients is dissatisfied, in any material sense, with such Software, products and services, when taken as a whole, although they may have requested additional and/or enhanced software, products and services to supplement or modify their current such products and services.

                (c) Except as set forth on SCHEDULE 3.15, since January 1, 2002, no Acquired Company has given or received any notice of material default or notice of termination with respect to any material Specified Contract. Each material Specified Contract is valid and in full force and effect, and is enforceable by its Acquired Company party in accordance with its terms.

                (d) Except as set forth on SCHEDULE 3.15: (i) to the best of Seller's knowledge, no Person has materially violated, materially breached, or declared or committed any material default under, any material Specified Contract; (ii) to the best of Seller's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, if uncured (A) result in a material violation or breach of any of the provisions of any material Specified Contract, (B) give any Person the right to declare a default or exercise any remedy under any material Specified Contract, (C) give any Person the right to accelerate the maturity or performance of any material Specified Contract, or (D) give an Acquired Company or, to the best of Seller's knowledge, any other Person, the right to cancel, terminate or modify any material Specified Contract; (iii) Seller has not received any notice or other communication (in writing or otherwise) regarding any actual or alleged violation or breach of, or default under, any Specified Contract or (in writing) regarding any possible or potential violation or breach of, or default under, any Specified Contract; and (iv) no Acquired Company has waived any of its rights under any material Specified Contract.

                (e) The performance of the Specified Contracts in accordance with their respective terms will not result in any violation of or failure to comply with any Judgment or Law applicable to any of the Acquired Companies on or prior to the Closing Date.

                (f) Except as set forth on SCHEDULE 3.15, no Person is renegotiating any amount paid or payable to an Acquired Company under any Specified Contract or any other term or provision of any Specified Contract.

                (g) The Specified Contracts are all the Contracts necessary and reasonably sufficient to operate the Acquired Companies Business as currently conducted. Except as set forth on SCHEDULE 3.15, there are no currently outstanding proposals or offers submitted by any Acquired Company to any customer, prospect, supplier or other Person which, if accepted, would result in a legally binding Contract of such company involving an amount or commitment exceeding $25,000 in any single case or an aggregate amount or commitment exceeding $50,000 in the aggregate.

        3.16 Registrations, Licenses and other SEC Matters.

                (a) LP Securities is duly registered as a broker-dealer with the SEC pursuant to Section 15 of the Exchange Act and the respective regulatory agencies for the states and jurisdictions listed on SCHEDULE 3.16(a). LP Securities is a member in good standing of the NASD. LP Securities is subject to NASD operating restrictions as set forth in its NASD membership agreement ("LP Securities Membership Agreement"), a true, complete and correct copy of which has been made available to Buyer. LP Securities is not in violation or breach of the LP Securities Membership Agreement, and does not engage, and has not engaged, in any activities prohibited by the LP Securities Membership Agreement. The operations of LP Securities as a broker-dealer, as such operations were and presently are conducted, and the status of LP Securities as a registered broker-dealer (i) have complied with and currently comply with, in all material respects, all federal, state and applicable foreign securities Laws, including the Exchange Act, and (ii) have not required and currently do not require LP Securities to register or qualify as a broker-dealer in any jurisdiction other than the states and jurisdictions listed on SCHEDULE 3.16(a). LP Securities is not a self-clearing broker and executes securities transactions only on a fully disclosed basis through the clearing firms identified on SCHEDULE 3.15. LP Securities has timely filed or given all reports, registrations, filings and notices required to be filed or given by it, including its Form B/D, with or to the SEC, the NASD, and each of the regulatory agencies for the jurisdictions listed on SCHEDULE 3.16(a), all of which reports, registrations, filings and notices were accurately and properly completed. Accurate and complete copies of each Form B/D and application for registration as a broker-dealer, all amendments and supplements thereto, and periodic broker-dealer reports, filings and notices, including, without limitation, Part IIA FOCUS Reports, in each case as filed by LP Securities with the SEC, the NASD, the Municipal Securities Rulemaking Board and each of the regulatory agencies for the jurisdictions listed on SCHEDULE 3.16(a), have previously been made available to Buyer. No earlier than ten (10) days before the Closing Date, Seller and LPTI shall deliver, or cause to be delivered, to Buyer a computation of LP Securities' net capital under SEC Rule 15C3-1 (computed as of the date of the last Interim Financial Statements delivered pursuant to Section 5.3). All affiliates (as such term is defined in Rule 405 of the Securities Act) of LP Securities and all associated persons of LP Securities (as such term is defined in Section 3(18) of the Exchange Act) are either registered or qualified, or are not required to be registered or qualified, under all applicable federal and state securities Laws and rules of the NASD. LP Securities is not an exchange or an alternative trading system as defined in the Exchange Act and Regulation ATS, respectively. Copies of the forms U-4 for each of the individuals listed on SCHEDULE 3.16(a) have previously been made available to Buyer and such forms U-4 represent all of the forms U-4 for all LP Securities employees required to fill out such form. Except as set forth in SCHEDULE 3.16(a), neither LP Securities, nor any associated persons of LP Securities has been censured, has had limitations placed on any of their activities, functions or operations, has been suspended or had any registration revoked, or has been subjected to any other type of disciplinary action or complaint by any federal or state securities agency or authority or by the NASD or any stock exchange. No disciplinary action or any formal or informal investigation by the staff of the SEC, any state securities regulator, or the NASD is pending or, to Seller's or Parent's knowledge, threatened against LP Securities or any such affiliate or associated person. Except as set forth on SCHEDULE 3.16(a), no material compliance deficiencies have been brought to the attention of LP Securities as a consequence of an inspection, exit interview, or otherwise by the staff of the SEC, any state or foreign securities regulator, or the NASD. Copies of all correspondence between LP Securities and (A) the SEC, (B) the NASD, and
        (C) state securities regulators, have been made available to Buyer. LP Securities has responded to each matter identified by the staff of the SEC, NASD, or state securities regulators, as the case may be, in any such correspondence. To Seller's and Parent's knowledge, LP Securities has in such responses, or otherwise, adequately and fully addressed each concern identified by the staff of the SEC, NASD, or state securities regulators, as the case may be, with respect to its operations.

                (b) LPAS is duly registered as an investment adviser with the SEC under the Advisers Act and the respective regulatory agencies for the states and jurisdictions listed on SCHEDULE 3.16(b). The operations of LPAS as a registered investment adviser, as such operations were and presently are conducted, and the status of LPAS as a registered investment adviser (i) have complied with and currently comply with, in all material respects, all federal, state and applicable foreign securities Laws, including the Advisers Act, and (ii) have not required and currently do not require LPAS to register or qualify as an investment adviser in any jurisdiction other than the States and jurisdictions listed on SCHEDULE 3.16(b). LPAS has timely filed or given all registrations, filings and notices required to be filed or given by it, including its Form ADV, with or to the SEC and each of the regulatory agencies for the jurisdictions listed on SCHEDULE 3.16(b), all of which are accurately and properly completed. Accurate and complete copies of LPAS's current Form ADV, all amendments and supplements thereto, and filings and notices, in each case as filed by LPAS with the SEC and each of the regulatory agencies for the jurisdictions listed on SCHEDULE 3.16(b), have previously been made available to Buyer. LPAS has no brokerage policies other than those employed by LPAS in the LPAS Business as described in its Form ADV. The only products or services obtained by LPAS through the use of brokerage commissions have been "brokerage and research" services within the meaning of ss.28(e) of the Exchange Act and the SEC staff interpretations thereunder. Except as set forth in Schedule 3.16(b) or as disclosed on LPA's current Form ADV, neither LPAS, nor any person associated (as defined under the Adviser Act) with LPAS has been convicted of any crime or is or has engaged in any conduct that would be a basis for (A) denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act, or (B) ineligibility to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company pursuant to Section 9(a) or 9(b) of the Investment Company Act, nor, to Seller's or Parent's knowledge, is there any proceeding or investigation for any such ineligibility, disqualification, denial, suspension or revocation. LPAS has complied in all material respects with the fee arrangement restrictions set forth in the Advisers Act. No LP Group Company or affiliate thereof maintains custody or constructive custody of any funds or securities of any Advisory Client. Copies of all correspondence between LPAS and the SEC and state securities regulators, have been made available to Buyer. LPAS has responded to each matter identified by the staff of the SEC or state securities regulators, as the case may be, in any such correspondence. To Seller's and Parent's knowledge, LPAS has in such responses, or otherwise, adequately addressed each concern identified by the staff of the SEC or such state securities regulators with respect to its operations.

                (c) LPA Insurance is duly licensed as an insurance agency in all states, except Massachusetts, Texas and Hawaii, and has maintained such licenses in good standing.

                (d) The Acquired Companies have adopted a written policy regarding insider trading and a Code of Ethics. During the past three
        (3) years, to Seller's knowledge, there have been no material violations or allegations of material violations of such Code of Ethics or insider trading policy or prohibitions under the Advisers Act.

        3.17 Employees and Independent Contractors.

                (a) SCHEDULE 3.17 contains an accurate and complete list of all of the employees of each Acquired Company, by Acquired Company (including any such employee who is on a leave of absence or on layoff status) and (i) their titles or responsibilities; (ii) their social security numbers and principal residence address; (iii) their dates of hire; (iv) their current salaries or wages and all bonuses, commissions and incentives paid at any time during the past twelve months; (v) their last compensation changes and the dates on which such changes were made;
        (vi) any specific bonus, commission or incentive plans or agreements for or with them; (vii) each Employee Benefit Plan in which they participate; (viii) any securities or insurance license or registration that is held by them and that relates to or is useful in connection with any of the Acquired Companies Business; and (ix) any outstanding loans or advances made to them; and (x) any Contracts with them (even if not material, individually).

                (b) SCHEDULE 3.17 also contains an accurate and complete list of all sales representatives and independent contractors engaged by or associated with each Acquired Company and (i) their tax identification numbers and state or country of residence, (ii) any securities or insurance license or registration held by them and (iii) whether they are parties to an Advisor's Agreement with LPAS and LP Securities substantially in the form (but for non-material changes, pricing and revenue sharing information and the manner in which blanks are filled
        in) of one of the forms attached as EXHIBIT 3.17 ("Advisor's Agreement"), and, if so, which of such forms. SCHEDULE 3.17 also lists for those independent contractors who are not parties to an Advisor's Agreement (a) their payment arrangements, (b) a brief description of their jobs and projects currently in progress and (c) their material Contract terms, including termination provisions.

                (c) Except as limited by the specific and express terms of any employment Contracts listed on SCHEDULE 3.17 and except for any limitations of general application which may be imposed under applicable employment Laws, each Acquired Company has the right to terminate the employment of each of its employees at will and to terminate the engagement of any of its independent contractors without payment to such employee or independent contractor other than for services rendered through termination and without incurring any penalty or liability other than liability for severance pay in accordance with such company's disclosed severance pay policy.

                (d) Each Acquired Company is in full compliance with all Laws applicable to the Acquired Companies that relate to employment practices. Each Acquired Company has made available to Buyer accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of such Acquired Company.

                (e) No Acquired Company has ever been a party to or bound by any union or collective bargaining Contract, nor is any such Contract currently in effect or being negotiated by or on behalf of any Acquired Company.

                (f) Since January 1, 1999, no Acquired Company has experienced any labor problem that was or is material to it.

                (g) To the best of Seller's and Parent's knowledge: (i) no officer, director or other senior management employee of any Acquired Company has received an offer to join a business that may be competitive with any Acquired Company or, the Acquired Companies Business; and (ii) no employee of any Acquired Company is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on (A) the performance by such employee of any of his duties or responsibilities as an employee of an Acquired Company, or (B) any of the businesses or operations of an Acquired Company.

                (h) Except as set forth on SCHEDULE 3.17, each of the current and past employees, consultants and contractors of each of Seller, LPTI and each of the Acquired Companies have signed agreements with such company containing restrictions that adequately protect the proprietary and confidential information of such company and vest in such company the full ownership of items developed by such Person.

                (i) Except as set forth on SCHEDULE 3.17, to the best of Seller's knowledge, since November 1, 2002, no employee of an Acquired Company having an annual salary of $50,000 or more has indicated an intention to terminate or has terminated his or her employment with such company.

        3.18 Employee Benefit Plans.

                (a) SCHEDULE 3.18 contains an accurate and complete list of each Employee Benefit Plan established, maintained, contributed to or to which there is an obligation to contribute to by an Acquired Company (collectively referred to as the "Acquired Companies Employee Benefit Plans"), all employees affected or covered by the Acquired Companies Employee Benefit Plans as of April 25, 2003, itemized by Acquired Company, and all Obligations thereunder. Accurate and complete copies and descriptions of all of the Acquired Companies Employee Benefit Plans have been provided to Buyer. Other than (i) the Acquired Companies Employee Benefit Plans, including the 401(k) Plan of Berkeley (USA) Limited in which the employees of the Acquired Companies participate and to which the Acquired Companies contribute (the "Berkeley Plan"), and
        (ii) the Stock Option Plan of Parent in which the employees of the Acquired Companies participate, there are no Employee Benefit Plans in which employees of an Acquired Company are eligible for participation or benefits by virtue of their employment by an Acquired Company.

                (b) Except as set forth on SCHEDULE 3.18, since January 1, 2000, no Acquired Company has (i) established, maintained or contributed to (or had the obligation to contribute to) any Employee Benefit Plans,
        (ii) proposed any Employee Benefit Plans which it plans to establish or maintain or to which it plans to contribute, or (iii) proposed any changes to any Employee Benefit Plans now in effect.

                (c) If permitted and/or required by applicable Law, each Acquired Company or ERISA Affiliate has properly submitted all of the Acquired Companies Employee Benefit

        Plans intended to be qualified under Section 401(a) of the Code to the IRS for its approval within the time prescribed therefor under applicable federal regulations. Favorable letters of determination of such tax-qualified status from the IRS are attached to SCHEDULE 3.18.

                (d) With respect to the Acquired Companies Employee Benefit Plans, each Acquired Company will have made, on or before the Closing Date, all payments required to be made by it on or before the Closing Date and will have accrued (in accordance with GAAP) as of the Closing Date all payments due but not yet payable as of the Closing Date, so there will not have been, nor will there be, any Accumulated Funding
        Deficiencies (as defined in ERISA or the Code) or waivers of such deficiencies.

                (e) Each Acquired Company has delivered to Buyer an accurate and complete copy of the most current Form 5500 and any other form or filing required to be submitted to any Governmental or Regulatory Body with regard to any of the Acquired Companies Employee Benefit Plans and the most current actuarial report with regard to any of the Acquired Companies Employee Benefit Plans.

                (f) All of the Acquired Companies Employee Benefit Plans are, and have been, operated in full compliance with their provisions and with all applicable Laws including ERISA and the Code and the regulations and rulings thereunder. Each Acquired Company and all fiduciaries of the Acquired Companies Employee Benefit Plans have complied with the provisions of the Acquired Companies Employee Benefit Plans and with all applicable Laws including ERISA and the Code and the regulations and rulings thereunder. There have been no Reportable Events (as defined in ERISA), no events described in Sections 4062, 4063 or 4064 of ERISA, and no termination or partial termination (including any termination or partial termination attributable to this sale) of any of the Acquired Companies Employee Benefit Plans. There would be no Obligation of any Acquired Company under Title IV of ERISA if any of the Acquired Companies Employee Benefit Plans were terminated as of the Closing Date. No Acquired Company has incurred, nor will incur, any withdrawal liability, nor does any Acquired Company have any contingent withdrawal liability, under ERISA to any Multiemployer plan as defined in ERISA. No Acquired Company has incurred any Obligation to the Pension Benefit Guaranty Corporation (or any successor thereto).

                (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including any severance, unemployment compensation or golden parachute payment) becoming due from any Acquired Company under any of the Acquired Companies Employee Benefit Plans, (ii) increase any benefits otherwise payable under any of the Acquired Companies Benefit Plans, or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any extent that would or could affect an Acquired Company.

                (h) There are no pending Proceedings, claims or demands that have been asserted or instituted against any of the Acquired Companies Employee Benefit Plans, the Assets of any of the trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan (other than routine benefit claims), and, to the best of Seller's and Parent's knowledge, there are no facts which, if true, could reasonably form the basis for any such Proceeding. There are no investigations or audits of any of the Acquired Companies Employee

        Benefit Plans, any trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan that have been instituted or, to the best of Seller's and Parent's knowledge, threatened, and, to the best of Seller's and Parent's knowledge, there are no facts which could reasonably form the basis for any such investigation or audit.

                (i) Except as set forth on SCHEDULE 3.18, no event has occurred nor will occur which will result in any Acquired Company having an Obligation in connection with any Employee Benefit Plan established, maintained, contributed to or to which there has been an obligation to contribute (currently or previously) by any ERISA Affiliate (other than an Acquired Company).

        3.19 Customers, Prospects and Suppliers

                (a) SCHEDULE 3.19(a) lists each Advisory Client of LPAS as of the date of this Agreement, broken down between those Advisory Clients who have on their Advisory Agreements also appointed LPAS to serve as a portfolio manager on their account (the "Discretionary Accounts"), and all other Advisory Clients. Each of the clients listed on SCHEDULE 3.19(a) is a party to an agreement with LPAS substantially identical in form (but for non material changes, pricing information and the manner in which blanks are filled in) to the current form of advisory agreement attached as EXHIBIT 3.19(a) or a predecessor of such form in effect at the time of execution thereof ("Advisory Agreement"). SCHEDULE 3.19(a) also provides, for each of the Advisory Clients listed (i) the identity of the LPAS independent contractor listed as the independent advisor on such client's Advisory Agreement with LPAS and (ii) the market value of such client's assets under management by LPAS as of April 29, 2003.
        Schedule 3.19(a) also provides the aggregate market value of the assets of the Discretionary Accounts and the aggregate market value of the assets of all other Advisory Clients listed on Schedule 3.19(a), in each case as of April 29, 2003, and the aggregate amount of revenues billed from all such Advisory Clients (without distinguishing between the Discretionary Accounts and the other Advisory Clients), during each of 2001 and 2002. SCHEDULE 3.19(a) also provides LPA's best estimate of the annualized net revenues associated with the Discretionary Accounts in the current year based upon assets under management for such accounts as of February 28, 2003 and related invoices, and certain assumptions (including blended fee rates for various categories of clients) as to the billings and expenses associated therewith. LPAS has not waived any of its material rights under any Advisory Agreement. Each such Advisory Agreement has in all material respects been performed by LPAS in accordance with the Advisers Act and all other applicable Laws. LPAS has made available to the Buyer a complete and correct copy of the registers of LPAS setting forth all written complaints and written summaries of all material oral complaints of its Advisory Clients, including former Advisory Clients, for the three-year period preceding the date hereof. For purposes of this Agreement, it shall not be deemed a material breach hereunder if the market value of a client's assets under management as listed on SCHEDULE 3.19(a) differs by $100,000 or less or if the aggregate market value of such assets for all clients listed on SCHEDULE 3.19(a) differs by $5,000,000 or less. Notwithstanding anything which may be implied from Seller's, LPTI's and Parent's representations in this Section 3.19(a) concerning the market value of Advisory Clients' assets under management (either individually or on an aggregate basis), the parties agree that any Claims (as defined in Section 12.1) of Buyer with respect to any breach of such representations shall not be measured by any actual or alleged difference in the amount of such assets; instead, any Claims of Buyer resulting from any breach of such representations shall be based upon the amount of Buyer's damage or loss suffered as a result of any material inaccuracy in the revenues which are derived from such assets under management.

                (b) SCHEDULE 3.19(b) lists each Brokerage Client of LP Securities to whom it provides any securities transaction execution or other broker-dealer related services as of the date of this Agreement. Each of the clients listed on SCHEDULE 3.19(b) has entered into an agreement with LP Securities substantially identical in form (but for non material changes, pricing information and the manner in which blanks are filled in) to the current form of brokerage agreement attached as
        EXHIBIT 3.19(b) or a predecessor of such form in effect at the time of execution thereof ("Brokerage Agreement"). SCHEDULE 3.19(b) also indicates, with respect to each Brokerage Client (i) whether the services provided by LP Securities to such client are discretionary or non-discretionary, and (ii) the identity of the LPAS registered representative providing such services to the Client. SCHEDULE 3.19(b) also provides the aggregate amount of revenues billed from such clients during each of 2001 and 2002. LP Securities has not waived any of its material rights under any Brokerage Agreement. Each such Brokerage Contract has in all material respects been performed by LP Securities in accordance with the Exchange Act and all other applicable Laws. LP
        Securities has made available to the Buyer a complete and correct copy of the registers of LP Securities setting forth all written complaints and written summaries of all material oral complaints of clients of the LP Securities Business for the three-year period preceding the date hereof.

                (c) SCHEDULE 3.19(c) lists each Institutional Client of LPAS. It also lists the total amount of assets under management by each of such Institutional Clients for clients of the Institutional Client registered on or using the TAM programs, as provided to LPAS on the last report or statement to give such information received by LPAS from such Institutional Client and the date of such information as reflected on such report or statement. The Acquired Companies have no customers other than the customers listed on SCHEDULES 3.19(a), 3.19(b) and 3.19(c) (it being understood that for purposes of this Agreement none of the private portfolio managers, registered representatives or independent advisors of the Acquired Companies shall be deemed a customer of an Acquired Company by virtue solely of such relationship). SCHEDULE 3.19(c) also contains an accurate and complete list of all current customer prospects of each Acquired Company. Except as set forth on SCHEDULE 3.19(c), since January 1, 2002, none of the customers listed on SCHEDULE 3.19(c) has given notice or otherwise indicated to such Acquired Company that it (i) will or intends to terminate or not renew its Contract, if any, with such Acquired Company before the scheduled expiration date, (ii) will otherwise terminate its relationship with such Acquired Company, or
        (iii) may otherwise reduce the volume of business transacted with such Acquired Company below historical levels. Other than as set forth on
        SCHEDULE 3.19(d), no Acquired Company has experienced any material problems with the customers listed on SCHEDULE 3.19(c) since January 1, 2002.

                (d) Except as set forth on SCHEDULE 3.19(d), there are no written or oral customer complaints pending against any Acquired Company.

                (e) SCHEDULE 3.19(e) lists each sole source or limited source supplier of each Acquired Company. Except as set forth on SCHEDULE 3.19(e), since January 1, 2002, none of the suppliers listed on SCHEDULE 3.19(e) has given notice or otherwise indicated to such Acquired Company that it (i) will or intends to terminate or not renew its Contract, if any, with such Acquired Company before the scheduled expiration date, (ii) will otherwise terminate its relationship with such Acquired Company, or (iii) may otherwise reduce the volume of business transacted with such Acquired Company below historical levels. Except as set forth on SCHEDULE 3.19(e), no Acquired Company has experienced any material problems with the suppliers listed on SCHEDULE 3.19(e) since January 1, 2002.

3.20     Taxes.

                (a) SCHEDULE 3.20 contains an accurate and complete list of all Tax Returns with respect to each Acquired Company's last five fiscal years. Accurate and complete copies of all federal, state, local and foreign income, sales and use Tax Returns filed by each Acquired Company with respect to its last five fiscal years are attached to SCHEDULE 3.20, and accurate and complete copies of all other Tax Returns listed thereon have been delivered to Buyer.

                (b) Except as set forth on SCHEDULE 3.20: (i) each Acquired Company has properly and timely filed all Tax Returns required to be filed by it, all of which were accurately prepared and completed in full compliance with all Laws; (ii) each Acquired Company has properly withheld from payments to its employees, agents, representatives, contractors and suppliers all amounts required by Law to be withheld for Taxes; (iii) each Acquired Company has paid all Taxes required to be paid by it; (iv) no audit of any Acquired Company by any governmental taxing authority has ever been conducted, is currently pending or, to the best of Seller's and Parent's knowledge, is threatened; (v) no notice of any proposed Tax audit, or of any Tax deficiency or adjustment, has been received by any Acquired Company; (vi) there are no agreements or waivers currently in effect that provide for an extension of time for the assessment of any Tax against any Acquired Company;
        (vii) the Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP; (viii) since the Latest Balance Sheet Date, no Acquired Company has incurred any liabilities for Taxes except in the ordinary course of business consistent with past practices; (ix) no Proceeding is pending or, or to the best of Seller's and Parent's knowledge, has been threatened, and no claim has been asserted, against or with respect to any Acquired Company in respect of any Tax and (x) each of the Acquired Companies has disclosed on its Federal Income Tax Return all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

                (c) Each Acquired Company and each of Seller and LPTI has disclosed to the IRS on the appropriate Tax Returns any Reportable Transaction in which such Acquired Company has participated and has retained all documents and other records pertaining to any Reportable Transaction in which such Acquired Company has participated, including documents and other records listed in Treasury Regulation Section 1.6011-4(g) and any other documents or other records which are related to any Reportable Transaction in which such Acquired Company has participated but which are not listed in Treasury Regulation Section 1.6011-4(g).

                (d) There is no Contract covering any employee or former employee of any Acquired Company that could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162 of the Code.

                (e) No Acquired Company has been a member of an affiliated group filing a consolidated federal income tax return (other than any group the parent of which is LPTI, Seller or Berkeley (USA) Holdings Limited (each a "Seller Tax Group")) and no Acquired Company has any liability for the Taxes of any Person (other than members of a Seller Tax Group) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                (f) None of Seller, LPTI or Parent is making any representation herein as to the size of the Acquired Companies' net operating losses for Tax purposes ("NOLS") or the ability of the Acquired Companies to obtain any Tax benefits in connection with such NOLS.

        3.21 Proceedings and Judgments.

                (a) Except as set forth on SCHEDULE 3.21, other than Proceedings which have settled or been finally and fully determined and in connection with which the Acquired Companies have no further or ongoing obligation: (i) no Proceeding is currently pending, or to the best of Seller's and Parent's knowledge, threatened, nor has any Proceeding occurred at any time since January 1, 2000, to which any Acquired Company is or was a party, or with respect to which any Acquired Company or any Assets or business of any Acquired Company is or was the subject;
        (ii) no Judgment is currently outstanding, nor has any Judgment been outstanding at any time since January 1, 2000, against any Acquired Company, or by which any Acquired Company or any Assets or business of any Acquired Company is or was affected; and (iii) no breach of contract, breach of warranty, tort, negligence, infringement, product liability, discrimination, wrongful discharge or other claim of any nature has been asserted, to the best of Seller's knowledge, or threatened by or against any Acquired Company at any time since January 1, 2000, and there is no basis for any such claim. Except as set forth on SCHEDULE 3.21, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any Proceeding described in this Section 3.21(a).

                (b) As to each matter described on SCHEDULE 3.21, accurate and complete copies of all pertinent pleadings, judgments, orders, correspondence and other legal documents have been made available to Buyer. Accurate and complete copies of all lawyers' letters to the auditors of the Acquired Companies since January 1, 2000 have been made available to Buyer.

                (c) To the best of Seller's and Parent's knowledge, no officer or employee of any Acquired Company is subject to any Law or Judgment that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to any of the Acquired Companies Business.

                (d) There is no proposed Judgment (other than that set forth solely in a Complaint or other similar pleading initiating a Proceeding) against any of the LP Group Companies, and none of the LP Group Companies has received any written notice directed specifically to one or more of the LP Group Companies or their affiliates that there is any proposed Judgment (other than that set forth solely in a Complaint or other similar pleading initiating a Proceeding) against any other Entity, that, if issued or otherwise put into effect, (i) would have a Material Adverse Effect, or (ii) would have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

                (e) None of the exclusions to coverage or policy provisions cited in that certain letter dated May 5, 2003 from AIG Technical Services, Inc. to London Pacific Advisors, as possibly limiting coverage under LP Securities' insurance policy no. 279-85-25, would deny any or all coverage under such policy with respect to the Candelore Matter and
        (ii) LP Securities has provided, or will provide within ten (10) days following the date hereof, AIG Technical Services, Inc. with written confirmation that the transfer of Craig A. Candelore's accounts to Highland Capital Management and Navelier & Associates for fund management was approved by LP Securities and that all of the trading on accounts pertaining to the Candelore Matter were on products approved by LP Securities.

        3.22 Insurance. SCHEDULE 3.22 contains an accurate and complete list and description of all Insurance Policies (excluding Insurance Policies that constitute the Acquired Companies Employee Benefit Plans described on SCHEDULE 3.18) currently owned or maintained by each Acquired Company and all liability and errors and omissions Insurance Policies owned or maintained by each Acquired Company and its predecessors (if any) at any time since January 1, 2000. All such Insurance Policies are or were on a "claims made" rather than an "occurrence" basis. Except as set forth on SCHEDULE 3.22, accurate and complete copies of all Insurance Policies described or required to be described on
SCHEDULE 3.22 have been made available to Buyer. Except as set forth on SCHEDULE 3.22, each such Insurance Policy is in full force and effect; no Acquired Company has received notice of cancellation with respect to any such Insurance Policy; and there is no basis for the insurer thereunder to terminate any such Insurance Policy. Except as set forth on SCHEDULES 3.19(d) and 3.21, there are no claims that are pending under any of the Insurance Policies described on
SCHEDULE 3.22.

        3.23 Questionable Payments. No LP Group Company, nor to the best of Seller's knowledge, any of the current or former shareholders, directors, executives, officers, representatives, agents or employees of any Acquired Company (when acting in such capacity or otherwise on behalf of such Acquired Company or any of its predecessors): (a) has used or is using any corporate funds of an Acquired Company for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) has used or is using any corporate funds of an Acquired Company for any direct or indirect unlawful payments to any foreign or domestic government officials or employees;
(c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977; (d) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate monies or other properties of an Acquired Company; (e) has made at any time any false or fictitious entries on the books and records of any Acquired Company; (f) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of any Acquired Company; or (g) has made any material favor or gift that is not deductible for federal income tax purposes using corporate funds or resources on behalf of any Acquired Company.

        3.24 Related Party Transactions. Except for any employment Contracts listed on SCHEDULE 3.15 and except as set forth on SCHEDULE 3.24 and as set forth, and clearly recognizable as such, on the other SCHEDULES herein, as of the date hereof there are no real estate leases, personal property leases, loans, guarantees, Contracts, transactions, understandings or other arrangements of any nature between or among any Acquired Company and any current or former shareholder, director, officer or controlling Person of any Acquired Company (or any of its predecessors) or any other Person affiliated with any Acquired Company (or any of its predecessors) other than any such transactions solely between or among two or more Acquired Companies.

        3.25 Brokerage Fees. None of the LP Group Companies has engaged, incurred or caused to be incurred any liability for any brokerage or finders' fees or agents' commissions or like payments to, any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby for which Buyer may be or become liable.

        3.26 Acquisition Proposals. Since April 7, 2003, no LP Group Company or its affiliate has, directly or indirectly, discussed, negotiated, or consummated with any Person (other than its employees, consultants, representatives, and professional advisors) any transaction involving the issuance, sale, exchange, or other disposition of any capital stock or other securities of any Acquired Company or the sale, exchange or other disposition of all or any material assets of any Acquired Company.

        3.27 Full Disclosure. No representation or warranty made by any LP Group Company in this Agreement or pursuant hereto (a) contains any untrue statement of any fact; or (b) omits to state any fact that is necessary to make the statements made, in the context in which made, not false or misleading in any respect. The copies of documents attached as Schedules to this Agreement or otherwise delivered to Buyer in connection with the transactions contemplated hereby, are accurate and complete, and are not missing any amendments, modifications, correspondence or other related papers which would be pertinent to Buyer's understanding thereof in any respect. To the best of Seller's and Parent's knowledge, there is no fact that has not been disclosed to Buyer in the Schedules to this Agreement or otherwise in writing, that was or is or, so far as any LP Group Company can reasonably foresee, will have a Material Adverse Effect.


                      SECTION 4. REPRESENTATIONS OF BUYER

        Knowing that Seller, LPAS and LP Securities rely thereon, Buyer represents and warrants to the Seller as of the date of this Agreement, and covenants with Seller, as follows:

        4.1  Organization.  Buyer  is  a  corporation  duly  organized,  validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyer possesses the full corporate power and authority to own its Assets, conduct its business as and where such business is presently conducted, and enter into this Agreement.

        4.2 Authority; Non-Contravention. The Buyer has the requisite right, power and authority to enter into, execute, deliver and perform its obligations under this Agreement, and its execution, delivery and performance of this Agreement and its consummation of the transactions contemplated by this Agreement, (a) have been duly authorized by all necessary corporate actions; (b) will not, directly or indirectly (with or without notice or the passage of time) (i) contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation or bylaws of Buyer, each as amended to date, or any resolution adopted by Buyer or its shareholders, board of directors or any committees thereof; (ii) contravene, conflict with or result in a violation of or give any Governmental or Regulatory Body or other Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any Law or any Judgment to which Buyer or any of its Assets is subject, or (iii) constitute a default or breach under any Contract to which Buyer is a party or by which Buyer is bound, other than any immaterial breach of such Contract. This Agreement constitutes the legal, valid and binding agreement of Buyer, enforceable against it in accordance with its terms.

        4.3 Brokerage Fees. Buyer has not engaged, incurred or caused to be incurred any liability for any brokerage of finders' fees or agents' commissions or like payments to, any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery or performance of this Agreement or the transactions contemplated hereby for which Seller may be or become liable.

        4.4 Investment. The Buyer is not acquiring the Stock with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended. Buyer can bear the economic risk of the investment for an indefinite period and can afford its total loss. Buyer has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement.

        4.5 Proceedings. No Proceeding is pending before any Governmental or Regulatory Body to which Buyer is a party, the affect of which would prohibit it from consummating any of the transactions contemplated by this Agreement.

        4.6 Consents. Except for authorization by the Board of Directors of Buyer or as set forth in SCHEDULE 3.2, Buyer will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of the transactions contemplated hereby.


         SECTION 5. CERTAIN OBLIGATIONS OF THE PARTIES PENDING CLOSING

        The parties to this Agreement agree as follows with respect to the period between the execution of this Agreement and the Closing:

        5.1 Access. Between the date of this Agreement and the Closing Date, Seller and the Acquired Companies shall (a) permit Buyer and its authorized representatives to have reasonable access to the facilities and offices of the Acquired Companies during normal business hours, observe the operations of the Acquired Companies, meet with the officers and employees of the Acquired Companies, contact the customers, independent advisors, private portfolio managers, prospects and suppliers of the Acquired Companies, and audit, examine and copy the files, books and records of the Acquired Companies, and (b) provide to Buyer and its authorized representatives copies of all information concerning the Acquired Companies, and their business,

Assets and financial condition that Buyer or SunGard reasonably requests, including copies of all of the documents set forth on SCHEDULE 3.4(b) or appropriate ratifications thereof.

        5.2 Conduct of Business. Between the date of this Agreement and the Closing Date, except with the prior written consent of Buyer:

                (a) Current Practices. Each Acquired Company shall, (i) conduct its business in a diligent manner and comply with all Laws and Judgments applicable to it; (ii) not make any material change in its business practices; and (iii) use its commercially reasonable efforts to preserve its business organization intact, keep available the services of its current officers, employees, salesmen, advisors, agents and representatives, and maintain the good will of its customers, suppliers and other Persons having business relations with it. The Seller and the Acquired Companies shall use all commercially reasonable efforts to see that Jack Waymire, Michael Mayer, Tim Brown and Jonelle Stenson, who are each actively involved in the management of the Acquired Companies, remain actively involved in managing the Acquired Companies, consistent with their past practices.

                (b) Consult with SunGard. When reasonably requested by Buyer or SunGard, the management of the Acquired Companies shall consult with the management of Buyer or SunGard, or its representatives, as to the business and affairs of the Acquired Companies.

                (c) Outside the Ordinary Course. Except as expressly set forth herein or in the ordinary course of its business consistent with its past practices, and except as set forth in SCHEDULE 3.9, none of the Acquired Companies shall: (i) create or assume any Encumbrance upon any of its business or Assets; (ii) incur any Obligation (except to the extent of advances made by any LP Group Company which are repaid in accordance with Section 5.5(f)); (iii) make any loan or advance; (iv) assume, guarantee or otherwise become liable for any Obligation of any third party; (v) commit for any capital expenditure; (vi) sell, abandon or otherwise dispose of any Assets; (vii) waive any right or cancel any debt or claim; (viii) assume or enter into any Contract other than this Agreement (and any other Contract contemplated herein); (ix) increase, or authorize an increase in, the compensation or benefits paid or provided to any of its directors, members, officers, employees, salesmen, agents or representatives; or (x) do anything else outside the ordinary course of its business consistent with its past practices, whether or not specifically described in any of the foregoing clauses.

                (d) Dollar Limitation. Whether or not in the ordinary course of its business consistent with its past practices, no Acquired Company shall, other than as set forth on SCHEDULE 3.9: borrow or lend any funds, purchase any goods or services, lease any equipment, incur any Obligation, enter into any Contract (excluding customer and other revenue-generating Contracts and related commitments entered into in the ordinary course of business consistent with past practices), or settle any Proceeding, claim or demand or other transaction, involving, in any single case, an amount exceeding $25,000 or, in the aggregate, an amount exceeding $100,000, other than Obligations for payroll, contributions to Employee Benefit Plans, and payroll taxes in the aggregate amount of approximately $550,000 per month, accounts payable in the ordinary course of business, and commissions of up to $900,000 per month.

                (e) Other Business  Requirements.  Each Acquired  Company shall:
        (i) maintain its owned, leased or used Real Property and Tangible Property in current condition; (ii) maintain its Contracts, Employee Benefit Plans, Insurance Policies and Permits in full force and effect, except for LPAS' Financial Consulting Services Agreement with its Institutional Client, Cambridge Investment Group, Inc.; (iii) repair, restore or replace any of its Assets having an aggregate value of $25,000 or more that are damaged, destroyed, lost or stolen; (iv) comply with all applicable Laws; (v) properly file all Tax Returns and reports required to be filed by it; and (vi) fully pay when due all Taxes payable by it.

                (f) Other Limitations. No Acquired Company shall: (i) permit or cause a breach or default by it under any of its Contracts, Employee Benefit Plans, Insurance Policies or Permits; (ii) adopt or enter into any new Employee Benefit Plan or modify any existing Employee Benefit Plan except for the payment of severance benefits to the Terminated
        Employees; (iii) participate in any merger, consolidation or reorganization; (iv) begin to engage in any new type of business; (v) acquire the business or any bulk Assets of any other Person; (vi) completely or partially liquidate or dissolve; or (vii) terminate any part of its business.

                (g) Good Standing. Each Acquired Company shall maintain its existence and good standing in its jurisdiction of formation and, as applicable, each jurisdiction where it is qualified or registered to do business as a foreign corporation and shall not amend its organizational documents.

                (h) Commitments. No Acquired Company shall enter into any Contract that commits it to take any action or omit to take any action that would be inconsistent with any of the provisions of this Section
        5.2 or any other provisions of this Agreement.

        5.3 Interim Financial Statements. For the month of April 2003 and each subsequent calendar month that ends 20 or more calendar days before the Closing Date, Seller shall promptly prepare or cause to be prepared and make available to Buyer, within twenty (20) days following the end of such month, internal, unaudited financial statements of the same type, and satisfying the same requirements, as the financial statements referred to in Section 3.6(b)(iii) and
(iv) (the "Interim Financial Statements").

        5.4 Parent's Circular. (a) Parent shall, as soon as reasonably practicable after the date hereof, mail to its shareholders a circular (the "Parent's Circular") substantially in the form of EXHIBIT 5.4(a) (including the notice of general meeting of shareholders of Parent, the resolution which is to be proposed at such meeting and which is set forth in such notice (the "Parent's Resolution") and the recommendation of the board of directors of Parent to vote in favor of the Resolution (the "Parent's Recommendation"), each as set forth in
EXHIBIT 5.4(a)) calling for a general meeting of the shareholders of Parent to be held as soon as practicable thereafter. The Parent's Circular shall also include a statement to the effect that such circular has not been issued by or on behalf of SunGard or any of its affiliates nor have its contents been approved or authorized in whole or in part by SunGard or any of its affiliates or any of their respective officers or directors and that neither SunGard nor any of its affiliates nor any such other Person accepts or shall have any responsibility or liability for such circular or any part of it.

                (b) Parent shall, as soon as practicable after the date hereof, file with the SEC its Definitive Information Statement on Schedule 14C substantially in the form of EXHIBIT 5.4(b), pursuant to and in satisfaction of Rule 14c-5(d)(2) promulgated under the Exchange Act, and shall mail such statement to the holders of its ADRs as soon as practicable thereafter.

        5.5 Certain Business Matters. Seller, LPTI and Parent shall take, or cause the appropriate LP Group Companies or affiliates to take, the following actions before Closing:

                (a)   Transfer  of  Assets.   Each  of  LPTI  and  Seller  shall
        irrevocably transfer all of its leases, equipment leases, Software and other Intangibles to LPAS.

                (b) Transfer of Discretionary Accounts. LPAS shall enter into an Assignment Agreement with Berkeley Capital Management ("BCM"), an affiliate of the LP Group Companies, in form reasonably acceptable to Buyer, which shall have as its fee schedule the schedule attached hereto as EXHIBIT 5.5(b), pursuant to which LPAS shall assign to BCM its rights as the portfolio manager of the Discretionary Accounts under their Advisory Agreements and use commercially reasonable efforts to obtain all necessary Client Consents and Consents of Governmental and Regulatory Bodies to properly effect the foregoing.

                (c) Bank of Scotland's Release and Consent. Parent and Seller shall obtain the Bank of Scotland's release of any guarantees or obligations of the Acquired Companies under that certain Term Loan and Guarantee Facility dated on or about December 20, 2002, as amended, to which Seller, Parent and LPTI are parties (the "Scotland Bank Facility") and any related documents, including that certain Stock Pledge Agreement dated on or about February 19, 2003 to which Seller is a party (the "Stock Pledge"), and of any security interest held by it in the Stock, the Acquired Companies Intangibles or the Acquired Companies' Assets (the "Scotland Bank Release") and its consent to the transactions contemplated under this Agreement (the "Scotland Bank Consent"), each in form satisfactory to Buyer.

                (d) Advisory Client Notification and Consents. Promptly following the date hereof, LPAS shall send written notifications to the Advisory Clients listed on SCHEDULE 3.19(a) as well as any new Advisory Clients obtained by LPAS since the date of this Agreement notifying them of the pending change of control of LPAS to Buyer and requesting their Client Consents. Such notifications to the Discretionary Accounts shall be in the form of the notification/consent letter attached hereto as
        EXHIBIT 5.5(d)(i) and such notifications to all other Advisory Client shall be in the form of the notification/consent letter attached hereto as EXHIBIT 5.5(d)(ii).

                (e) Deferred Bonuses. Each Acquired Company shall fully pay all deferred bonuses and similar special compensation due to its employees and independent contractors that shall have been accrued before Closing.

                (f) Debt Repayment. Each of the Obligations of each Acquired Company to any of the LP Group Companies (other than the other Acquired Companies), to any current or former director or controlling Person of such Acquired Company or to any other Person affiliated with an LP Group Company, shall, in each case, be repaid, capitalized, forgiven or otherwise satisfied in full, and each of the LP Group Companies (other than the Acquired Companies) and their affiliates shall fully repay or otherwise satisfy in full all of their respective Obligations to each of the Acquired Companies, such that immediately prior to the Closing no Obligations shall exist, or be continuing (other than Obligations existing solely between two or more Acquired Companies) between an Acquired Company on the one hand, and an LP Group Company or its affiliate, on the other hand.

                (g) Berkeley Plan. Prior to the Closing, (i) the Acquired Companies shall discontinue their sponsorship and contributions to the Berkeley Plan, (ii) if applicable, the Acquired Companies shall cease to be fiduciaries of the Berkeley Plan, and (iii) the accounts of all Continuing Employees participating in the Berkeley Plan shall be fully vested.

                5.6 Acquisition Proposals. Between the date of this Agreement and the Closing Date, none of the LP Group Companies or their affiliates, nor any shareholder, officer, employee, representative or agent of any such Entity shall, directly or indirectly, solicit, initiate, encourage or, without prior notification of and discussion with Buyer, respond to any inquiries or proposals from, or participate in any discussions or negotiations with, or provide any non-public information to, any Person or group (other than SunGard and its officers, employees, representatives and agents) concerning any bulk sale of any Assets of an Acquired Company or the sale of any of the Intangibles, leases or equipment leases of LPTI or Seller, any sale of equity interests or other securities of an Acquired Company or a controlling percentage of the equity interests of any other LP Group Company (unless such sale by another LP Group Company would not affect this Agreement, the transactions contemplated by this Agreement or any of the Acquired Companies), or any merger, consolidation or similar transaction involving an Acquired Company. The Seller shall immediately advise SunGard, and communicate to SunGard, the terms of each such inquiry or proposal received by an LP Group Company or its affiliate.


                5.7 Consents. Promptly following the date of this Agreement and prior to the Closing Date, Seller and the Acquired Companies shall in good faith use their commercially reasonable efforts to obtain all Consents listed on SCHEDULE 3.2 and all other Consents necessary to permit the transactions contemplated by this Agreement to be consummated without causing any violation of, or any breach or default under, any applicable Law or any Contract to which any Acquired Company is a party or by which any Acquired Company is bound.

                5.8 Advice of Changes Amendments to Representations and Warranties. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement shall as soon as reasonably practicable advise the other parties to this Agreement, in writing, of any fact of which it obtains knowledge and that, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed by it in or pursuant to this Agreement. To the extent such facts relate to circumstances, events or occurrences that had not occurred and that were not known or anticipated as of the date of this Agreement and that were neither occasioned nor caused by the intentional actions of any of the LP Group Companies or their affiliates, Seller may amend the representations and warranties (including by updating the Schedules included therein) to account for and properly reflect such facts and circumstances. Other than as permitted in the prior sentence, the advice required pursuant to the first sentence of this Section 5.8 shall not be deemed to modify the representations, warranties and covenants of any party contained in this Agreement).

                5.9 Best Efforts. Each of the parties to this Agreement shall use commercially reasonable and good faith efforts to consummate the transactions contemplated by this Agreement as of the earliest practicable date and shall not take, or cause to be taken, or to the best of their ability permit to be taken, any action that would impair the prospect of completing the transactions contemplated by this Agreement.


                        SECTION 6. CONDITIONS TO CLOSING

        6.1 Conditions to Buyer's Obligations . Each obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Section 6.1 on or before (with satisfaction continuing on) the Closing Date, except to the extent that Buyer waives such satisfaction in writing.

                (a) Representations of LP Group Companies. All representations, warranties and certifications made by an LP Group Company in this Agreement or pursuant hereto shall be true and correct in all material respects as of the Closing Date.

                (b) Performance of LP Group Companies. All of the covenants, terms and conditions of this Agreement to be satisfied or performed by an LP Group Company on or before the Closing Date shall have been satisfied or performed in all material respects (as determined in the sole discretion of Buyer reasonably exercised);

                (c) Absence of Proceedings. No Proceeding shall have been instituted, no Judgment shall have been issued, and no new Law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the Closing or any of the transactions contemplated hereby.

                (d) Absence of Adverse Changes. There shall not have been any Material Adverse Effect, in Buyer's reasonable opinion, provided, that none of the following shall constitute a Material Adverse Effect for purposes of this Section 6.1(d): (a) losses incurred in the ordinary course of an Acquired Company's business consistent (in terms of scope, rate and size) with the past operating practice of such Acquired
        Company; (b) any circumstance, change or effect permitted to be reflected by Seller in amended representations and warranties pursuant to Section 5.8; (c) any circumstance, change or effect affecting generally companies acting in the investment management industries in the same general manner or to the same general extent, including, without limitation, any change in the Laws or regulations generally affecting such industries; (d) any circumstance, change or effect affecting generally the United States or world equity markets or any material portion thereof; (e) any circumstance, change or effect arising out of, resulting from or relating to the announcement or pendency of the transactions contemplated by this Agreement or compliance with the terms of, or the taking of any action required by, this Agreement; or
        (f) any circumstance, change or effect arising out of, resulting from or relating to any act or omission of a SunGard Group Company.

                (e) Client Consents. Prior to the earlier of the Closing Date and the 30th day following the mailing of the written notifications/consent requests referred to in Section 5.5(d), Seller shall not have received negative written responses from Advisory Clients (other than the

        Discretionary Accounts) listed on SCHEDULE 3.19(a) whose aggregate assets under management pursuant to Advisory Agreements with LPAS as of April 29, 2003, as indicated on SCHEDULE 3.19(a), equal 20% or more of the assets of all of the Advisory Clients (other than the Discretionary Accounts) listed on SCHEDULE 3.19(a) which were under management pursuant to Advisory Agreements as of April 29, 2003, as indicated on
        SCHEDULE 3.19(a).

                (f) Other Consents; Regulatory Approval. In addition to the requisite number of Client Consents referred to in Section 6.1(e), Seller shall have obtained the other (non-Client Consent) Consents listed on SCHEDULE 3.2, including a duly executed copy (or such other evidence as is acceptable to Buyer) of the approval issued by District No. 1 of the NASD and any other required pre-Closing approval by a Governmental or Regulatory Body of the transactions contemplated by this Agreement.

                (g) Transfer of Intangibles. All of the Leases, Equipment Leases, Software and other Intangibles of each of LPTI and Seller shall have been irrevocably transferred to LPAS in a manner satisfactory to Buyer.

                (h) Required Deliveries. The Seller shall have, or shall have caused to be, executed and delivered all of the documents required to be executed and delivered by Seller and/or any LP Group Company pursuant to Sections 7.2 and 10.4 hereof.

        6.2 Conditions to Seller's Obligations Each obligation of Seller to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Section 6.2 on or before (with satisfaction continuing on) the Closing Date, except to the extent that Seller waives such satisfaction in writing.

                (a) Buyer's Representations. All representations, warranties and certifications made by Buyer in this Agreement or pursuant hereto shall not have been false or misleading in any material respect.

                (b) Buyer's Performance. All of the covenants, terms and conditions of this Agreement to be satisfied or performed by Buyer on or before the Closing Date shall have been substantially satisfied or performed.

                (c) Absence of Proceedings. No Proceeding shall have been instituted, no Judgment shall have been issued, and no new Law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of any of the transactions contemplated by this Agreement.

                (d) Bank of Scotland. Seller shall have obtained the Bank of Scotland Release and the Bank of Scotland Consent.

                (e) Shareholder Resolution. Seller shall have obtained the Parent's Resolution, duly passed at a meeting of the shareholders of Parent.

                (f) Required Deliveries. The Buyer shall have executed and delivered to Seller all of the documents required to be executed and/or delivered by Buyer pursuant to Section 7.3 hereof.

                               SECTION 7. CLOSING

        7.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at a location that is mutually acceptable to the parties at 10:00 a.m., local time on June 9, 2003 or, if all conditions set forth in Section 6 have not been satisfied or, if permissible, waived in accordance with this Agreement, on such later date mutually agreeable to the parties hereto on which all such conditions have been satisfied but which shall in no event be later than 10:00 a.m., local time on June 30, 2003 (the "Closing Date").

        7.2 Seller's Obligations at the Closing. At the Closing, Seller shall deliver or cause to be delivered the following to Buyer:

                7.2.1. Stock Certificates. Certificates representing all of the issued and outstanding shares of Stock, together with assignments separate from certificate, dated the Closing Date and duly executed by Seller, and stamps or other proper evidence of the payment of any stock transfer or similar Taxes due as a result of the transfer of the Stock.

                7.2.2. Cash Asset Certification. A certificate, in form and substance satisfactory to Buyer, dated the Closing Date and duly executed by the President and Chief Financial Officer of each Acquired Company certifying as to the amount of total Cash Assets of each Acquired Company on the Closing Date, together with supporting bank statements as to account balances and similar documentation.

                7.2.3. Consents. The original signed copies (or, if only copies were received by Seller, copies of such originals) of all written responses to the notifications referred to in Section 5.5(d) and all Consents referred to in Sections 6.1(f), or such other evidence thereof as is acceptable to Buyer.

                7.2.4. Cash Transfer Authorizations. All instruments or documents necessary to change the names of the individuals who have access to or are authorized to make withdrawals from or dispositions of all bank accounts, other accounts, certificates of deposits, marketable securities, other investments, safe deposit boxes, lock boxes and safes of any Acquired Company described on SCHEDULE 3.4, and all keys and combinations to all safe deposit boxes, lock boxes and safes of each Acquired Company and other depositories described on SCHEDULE 3.4.

                7.2.5. Minute Books. All of the original minute books of each Acquired Company (including those of any applicable predecessors).

                7.2.6. Resignations. Duly executed resignations, dated the Closing Date, of all officers and directors of each Acquired Company other than as specified by Buyer.

                7.2.7. Certified Resolutions. A duly executed copy of (a) the Parent's Resolution duly passed at a meeting of the shareholders of Parent, (b) resolutions duly adopted by each of LPTI and Seller, and (c) resolutions duly adopted by each of the Board of Directors of each of Parent, LPTI, Seller and each of the Acquired Companies, in each case, authorizing such company to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this agreement (including, in the case of LPTI and Seller, the change in their corporate names), certified, in each case, by an officer of such company as in full force and effect, without modification or rescission, on and as of the Closing Date.

                7.2.8. Good Standing Certificates. Good standing certificates for each Acquired Company, dated no earlier than ten days before the Closing Date, from its jurisdiction of formation and from each other jurisdiction in which such Acquired Company is qualified or registered to do business as a foreign corporation or foreign limited liability company.

                7.2.9. Incumbency Certificates. A Certificate of Secretary of each of Parent, LPTI, Seller and each Acquired Company as to the incumbency and signatures of the officers of such company executing this Agreement.

                7.2.10. Opinion of Counsel. A legal opinion of John Quarterman, in-house counsel to Seller, substantially in the form attached here to as EXHIBIT 7.2.10, addressed to Buyer and dated the Closing Date.

                7.2.11. Name Change. Executed Certificate of Amendments to the Articles of Incorporation of each of LPTI and Seller sufficient to change, upon filing with the Delaware Secretary of State's Office, the name of LPTI to a name other than "London Pacific Technologies, Inc." and upon filing with the California Secretary of State's Office, the name of Seller to a name other than "LP Advisors, Inc." and in each case to a name other than a name which includes the term "LP Advisors," "London Pacific Advisors," or any variation thereof or any similar term or name.

                7.2.12. Evidence of Irrevocable Transfers. Appropriate and duly executed, filed and/or recorded documentation evidencing the irrevocable transfers required pursuant to Section 6.1(g) in a manner satisfactory to Buyer.

                7.2.13. Bank of Scotland. Duly executed copies of the Scotland Bank Release and Scotland Bank Consent.

                7.2.14. Holdback Escrow Agreement. Holdback Escrow Agreement, in substantially the form attached hereto as Exhibit 7.2.14, executed by Seller.

                7.2.15. Compliance Certificates. Certificates signed by the Presidents of each Acquired Company, Seller, LPTI and Parent that each of the representations and warranties made by such companies in this Agreement, as they may have been amended in accordance with Section 5.8, is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer), and that each of the Acquired Companies, Seller, LPTI and Parent has performed and complied with all of its obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

                7.2.16. Other Documents. All other agreements, certificates, instruments, financial statement certificates and documents reasonably requested by Buyer in order to fully consummate the transactions contemplated by this Agreement and carry out the purposes and intent of this Agreement.

        7.3 Obligations of Buyer at Closing. At the Closing Buyer shall deliver to Seller the following:

                7.3.1. Closing Payment. A wire transfer in the amount of the Closing Payment, in accordance with Seller's proper instructions as to payment.

                7.3.2. Incumbency Certificate. A certificate of Secretary of Buyer as to the incumbency and signatures of the officers of Buyer executing this Agreement.

                7.3.3. Resolutions. Copies of the resolutions duly adopted by the Buyer and the board of directors of SunGard, authorizing Buyer to execute, enter into and perform this Agreement and to consummate the transactions contemplated by this Agreement, certified by an officer of such company as in full force and effect, without modification or rescission, on and as of the Closing Date.

                7.3.4. Good Standing. Good standing certificate for Buyer from its jurisdiction of incorporation, dated no earlier than ten days before the Closing Date.

                7.3.5. Holdback Escrow Agreement. The Holdback Escrow Agreement, in substantially the form attached hereto as Exhibit 7.2.14, executed by Buyer, and confirmation of a wire transfer to the Holdback Escrow Agent in the amount of the Indemnification Holdback.

                7.3.6. Guarantee. The Guarantee of SunGard in substantially the form attached hereto as EXHIBIT 7.3.6.

                7.3.7. Compliance Certificate. A certificate signed by the President of Buyer that each of the representations and warranties made by Buyer in this Agreement is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Seller) and that Buyer has performed and complied with all of its obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

                7.3.8. Allocation Statement. A statement indicating that the Purchase Price is to be allocated to the Stock and, if Buyer has determined to make a Section 338(h)(10) Election, the manner in which the Purchase Price allocated to the Stock, as well as the liabilities of the Acquired Companies, are to be allocated to the Assets of the Acquired Companies ("Allocation Statement").

                7.3.9. Other Documents. All other agreements, certificates, instruments and documents reasonably requested by Seller in order to fully consummate the transactions contemplated by this Agreement and carry out the purposes and intent of this Agreement.

                  SECTION 8. CERTAIN OBLIGATIONS AFTER CLOSING

        8.1 Transition and Cooperation. From and after the Closing Date, (a) Seller, LPTI and Parent shall fully cooperate with Buyer and the Acquired Companies to transfer to Buyer and the Acquired Companies the full control and enjoyment of the Acquired Companies Business and the Assets of the Acquired Companies; (b) none of Seller, LPTI nor Parent shall take any action, directly or indirectly, alone or together with others, other than those actions which are immaterial both individually and in the aggregate, which obstructs or impairs the assumption by Buyer and SunGard of control of the Acquired Companies; and (c) Seller, LPTI and Parent shall promptly deliver to Buyer and the Acquired Companies all correspondence, papers, documents and other items and materials received by any of them or found to be in their possession which pertain to the Acquired Companies Business or the Assets of the Acquired Companies. At any time and from time to time after the Closing Date, at Buyer's request and without further consideration, each of Seller, LPTI and Parent shall promptly execute and deliver all such further agreements, certificates, instruments and documents and perform such further actions as Buyer may reasonably request, in order to fully consummate the transactions contemplated by this Agreement and fully carry out the purposes and intent of this Agreement, including such documents and actions as may be required in connection with regulatory reporting or withdrawal matters before the SEC, NASD and state regulatory bodies, obtaining Client Consents from the Advisory Clients, continuation or termination of the Acquired Companies Employee Benefit Plans, the adoption by any of the Acquired Companies of Buyer's Employee Benefit Plans, and the filing of tax returns of any of the Acquired Companies for all periods ending on, before or including the Closing Date.

        8.2 Name Change Amendments. Each of LPTI and Seller shall promptly after the Closing file the executed Certificate of Amendment of its Articles of Incorporation referred to in Section 7.2.11 and refrain thereafter from using the names "London Pacific Technologies, Inc." or "London Pacific Advisors" in connection with itself or any of its affiliates.

        8.3 Berkeley Plan. Seller, Parent and LPTI shall take and cause the appropriate LP Group Company affiliates to take all necessary actions so that the accounts of all Continuing Employees in the Berkeley Plan are distributed as soon as practicable after the Closing Date.


               SECTION 9. FINAL TAX RETURNS AND OTHER TAX MATTERS

        9.1 Periods Through the Closing Date. Seller shall include the income of the Acquired Companies in its consolidated federal income Tax Returns for all periods through the Closing Date and pay any federal income taxes attributable to such income. For all tax periods ending on or before the Closing Date, Seller shall cause the Acquired Companies to join in the Seller's consolidated federal income Tax Return. Seller shall prepare or cause to be prepared all other Tax Returns with respect to the Acquired Companies (other than the Seller's consolidated federal income Tax Returns) for all periods ending on or before the Closing Date ("Short-Period Returns") and shall provide the Short-Period Tax Returns to Buyer at least thirty (30) days before the due date therefor, as extended by any proper extension which Buyer shall file at Seller's request. Seller shall include on the Short-Period Returns the income and other tax attributes of the Acquired Companies for all applicable periods ending on or before the Closing Date, shall pay all Taxes due shown on the Short-Period Returns, and shall pay all fees and expenses associated with preparing the Short-Period Returns. Buyer shall review the Short-Period Returns but shall not change their content without Seller's or Parent's consent which shall not be unreasonably withheld and shall cause the Acquired Companies to timely file the Short-

Period Returns. The income of the Acquired Companies through the Closing Date shall be computed as if its taxable year ended on and included the Closing Date. All Tax Returns required to be prepared by Seller pursuant to this Section 9 shall be prepared on a basis consistent with prior practice, except as required by applicable Law.

        9.2 Periods Straddling the Closing Date. With respect to each jurisdiction in which one Return ("Full Year Return") for a period beginning before the Closing Date and ending after the Closing Date ("Full Year Period") will be required, Seller shall prepare or cause to be prepared a Tax Return for each Acquired Company for the short period starting at the beginning of the Full Year Period and ending on and including the Closing Date, on a pro forma basis as if a Short-Period Return for such period were required ("Pro Forma Return"), and Seller shall provide such Pro Forma Return to Buyer at least thirty (30) days before the due date for the corresponding Full Year Return. Pro Forma Returns shall be prepared on the same basis as Short-Period Returns under
Section 9.1. Pro Forma Returns shall not be filed, but the Seller shall pay to Buyer the amount of Taxes due shown thereon and shall pay all fees and expenses associated with preparing the Pro Forma Returns. Buyer shall prepare or cause to be prepared the Full Year Returns, and shall cause each Acquired Company to timely file the Full year Returns and pay the amount of Taxes due shown thereon.

        9.3 Periods After the Closing Date. Buyer shall timely prepare and file or cause to be timely prepared and filed all Tax Returns for each Acquired Company required to be filed for taxable periods beginning after the Closing Date. Buyer shall timely pay or cause to be paid the amount of Taxes due shown on such Returns.

        9.4 Audits. Seller, LPTI and Parent shall have control over all audits and other proceedings that relate to Tax of any Acquired Company for any period that ends on or before the Closing Date; provided that they shall consult with Buyer regarding any such audit and Buyer shall have the right to review any adjustments related to the same before they are made. Buyer shall have control over all audits and other proceedings that relate to Taxes of any Acquired Company for any period that straddles the Closing Date; provided that Buyer shall consult with the Seller, LPTI or Parent regarding any such audit or proceeding and the Seller, LPTI or Parent shall have the right to review any adjustments related to the same before they are made. Buyer shall have sole control over all audits and other proceedings that relate to Taxes of any Acquired Company for any period that begins after the Closing Date. Buyer and each of Seller, LPTI and Parent shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding.

        9.5 Transfer Taxes. Notwithstanding any other provisions of this Agreement to the contrary, the Seller shall pay all sales, use, stock transfer, stamp, recording, real property transfer and similar taxes, if any, required to be paid in connection with the sale of Stock contemplated by this Agreement.

        9.6 Reportable Transaction Document Retention. Seller and LPTI agree to retain all documents and other records for the appropriate period of time as set forth in Treasury

Regulation Section 1.6011-4(g) which relate to any Reportable Transaction in which an Acquired Company has participated.

        9.7 Tax Disclosures. Notwithstanding anything to the contrary in this Agreement or any other agreement relating to the transactions described in this Agreement, the parties hereto (and each employee, representative or other agent of a party) shall be permitted to disclose to any and all Persons, without limitations of any kind, the U.S. federal income tax treatment and tax structure of the transaction described in this Agreement (including any materials, opinions or analyses directly relating to such tax treatment or tax structure), but without disclosure of identifying information or, except to the extent relating to such tax structure or tax treatment, any nonpublic commercial or financial information, on and after the date hereof. Moreover, notwithstanding any other provision of this agreement, there shall be no limitation on any party's ability to consult any tax adviser, whether or not independent from the parties, regarding the U.S. federal income tax treatment or tax structure of the transaction described in this Agreement. Except as otherwise required by law, any such disclosure as to tax structure or tax treatment shall be made in a manner that preserves confidentiality as to the parties and their business operations and any other proprietary information with respect thereto which is not directly related to the tax structure or tax treatment.


                             SECTION 10. EMPLOYEES

        10.1 Employees. Immediately prior to the Closing, each of the Acquired Companies shall have terminated, or obtained the resignations of, each of its employees listed on SCHEDULE 10.1 hereto (the "Terminated Employees"). Buyer shall have no responsibility for severance payment or for payment of compensation for any Terminated Employee. Buyer shall offer to continue the employment (or to cause the Acquired Companies to offer to continue the employment) of all employees of the Acquired Companies other than the Terminated Employees (the "Continuing Employees") on an "at will" basis for salaries and wages consistent with their levels immediately preceding the Closing Date and with recognition of their original date of hire with the Acquired Company. All other terms and conditions of employment of the Continuing Employees shall be set by Buyer at its sole discretion. Buyer shall have no responsibility for severance payment or for payment of compensation for any Continuing Employee who does not accept an offer of employment with Buyer. Buyer agrees to assume the obligations of the Acquired Companies for all accrued vacation and sick leave for all Continuing Employees who accept employment with Buyer or who continue their employment with the Acquired Companies following the Closing.

        10.2 Claims. Except as provided in this Agreement, Seller shall administer and retain liability, if any, for all employment and labor related claims of any kind, including but not limited to any claims for severance pay, that arise out of or that are attributable to events occurring prior to the Closing Date, and Buyer shall administer and assume liability for all other claims of any kind which arise out of or that are attributable to events occurring on or after the Closing Date; provided, however, that workers' compensation claims shall accrue and liability shall be assigned based on the date the event giving rise to such claims occur.

        10.3 Future Employment. Nothing in this Agreement shall be deemed or construed to require Buyer to continue to employ any of the Continuing Employees for any period after the Closing Date.

        10.4 Employment Records. Seller agrees to provide Buyer with copies of all labor and employment records, including all salary history and administration records, payroll, personnel, medical and immigration (including I-9's) records for the Terminated Employees. Seller shall have access to the employment records of the Acquired Companies former (pre-Closing) employees at all reasonable times for a period of five (5) years following the Closing for the purpose of defending against any claims brought against it by or on behalf of any former employee.

        10.5 Employee Benefit Plans. As soon as is practicable after the Closing Date, Buyer and the executives of the Acquired Companies shall review the Acquired Companies Employee Benefits Plans to determine which (if any) plans should remain in effect as Employee Benefit Plans of the Acquired Companies and which should be replaced with Buyer's or SunGard's Employee Benefit Plans, with a view toward replacing all of the Acquired Companies Employee Benefit plans with Buyer's or SunGard's Employee Benefit Plans except where cost factors or unusual circumstances dictate otherwise.


          SECTION 11. RESTRICTIVE COVENANTS OF SELLER, LPTI AND PARENT

        11.1 Certain Acknowledgements. Each of Seller, LPTI and Parent expressly acknowledges that:

                (a) "Restricted Business" means (i) the designing, developing, enhancing, selling, licensing, marketing, distributing, maintaining or supporting of any Software, services, or other products and operations that provide functionality the same as, or substantially similar to or an extension or evolution of the functionality contained in the Software, databases or other products and/or services marketed, sold, licensed, owned, claimed to have been owned, under development, or planned by LPTI, Seller or any Acquired Company at any time on or before the Closing Date; and (ii) the providing or performing of the services relating to any of the Software, databases, or other products referred to in clause "(i)" of this sentence; in the case of either clause "(i)" or clause "(ii)" of this sentence, irrespective of the hardware platform or software platform on which such systems, Software, databases, or other products operate; irrespective of the technology utilized to effect such functionality; irrespective of the markets to which such Software, databases or other products and/or services are marketed, sold or licensed; and irrespective of which existing and/or future subsidiaries of SunGard (including, any Acquired Company) may engage in such business.

                (b) "Buyer Group" means (i) each Acquired Company (at, before and after the Closing) and (ii) each member of the SunGard Group;

                (c) the Restricted Business is highly competitive, is marketed throughout the United States and in many other locations worldwide, and requires long sales "lead times" sometimes exceeding one year;

                (d) the SunGard Group expends substantial time and money, on an ongoing basis, to train its employees, maintain and expand its customer base, and improve and develop its Software, technology, databases, products and services;

                (e) in connection with the transactions contemplated by this Agreement, during the Seller's tenure as the shareholder of LPAS and LP Securities before the Closing, the LP Group Companies had access to receive, learn, develop and/or conceive proprietary and confidential knowledge and information of the SunGard Group; such knowledge and information must be kept in strict confidence to protect the Restricted Business for the benefit of the SunGard Group's competitive position in the marketplace; and such Confidential information could be useful to competitors of the SunGard Group for indefinite periods of time; and

                (f) the covenants of this Section 11 (the "Covenants") are a material part of the agreement among the parties hereto and are an integral part of the obligations of Seller hereunder; the Covenants are supported by good and adequate consideration; and the Covenants are reasonable and necessary to protect the legitimate business interests of the SunGard Group.

        11.2 Nondisclosure Covenants. At all times after the Closing Date, except with SunGard's prior written consent, no LP Group Company shall, directly or indirectly, in any capacity:

                (a) communicate, publish or otherwise disclose to any Person, or use for the benefit of any Person, any confidential or proprietary property, knowledge or information of the SunGard Group or concerning any of its business, Software, Assets or financial condition, no matter when or how such knowledge or information was acquired including (i) the identity of customers (other than the Discretionary Accounts whose Assets may be managed by Berkeley (USA) Limited) and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts at such customers and prospects; (ii) prices, renewal dates and other detailed terms of customer and supplier contracts (other than the Advisory Agreements relating to Discretionary Accounts whose Assets may be managed by Berkeley (USA) Limited) and proposals; (iii) pricing policies, marketing and sales strategies, methods of delivering products and services, and product and service development projects and strategies; (iv) source code, object code, formats, user manuals, technical manuals and other documentation for Software products; (v) screen designs, report designs and other designs, concepts and visual expressions for Software products; (vi) designs, concepts, know-how, user manuals, technical manuals and other documentation for trading systems, communications networks and related technologies; (vii) employment and payroll records; (viii) forecasts, budgets, acquisition models and other nonpublic financial information; and (ix) expansion plans, management policies, methods of operation, strategies and policies, including acquisition or divestiture strategies and policies and acquisition targets; or

                (b) disclose, use or refer to any proprietary Software, databases, technology, products or services or other confidential or proprietary knowledge or information of the SunGard Group, no matter when or how acquired, for any purpose not in furtherance of the businesses and interests of the SunGard Group including the purposes of designing, developing, marketing and/or selling any Software, databases, technology, products or services that are
        similar  to  (visually  or   functionally)   or  competitive   with  any
        proprietary Software, technology, products or services of the SunGard Group; or in making acquisitions.

        11.3 Noncompetition Covenants. During the period beginning on the Closing Date and ending on the third (3rd) anniversary of the Closing Date; except with SunGard's prior written consent, none of Parent, LPTI, Seller or their affiliates shall, directly or indirectly, in any capacity, at any location worldwide:

                (a) solicit any Person who is a  customer,  employee,  salesman, agent or representative of an Acquired Company (other than inadvertently by way of general solicitation or media advertisements not specifically directed to any such Person or groups of any such Persons), in any manner that interferes or might interfere with such Person's relationship with the SunGard Group, or in an effort to obtain any such Person as a customer, employee, salesman, agent or representative of any other Person that conducts a business competitive with or similar to all or any part of the Restricted Business. Notwithstanding anything to the contrary contained in this Agreement, following the Closing, Parent and its affiliates may continue to provide investment management services to retail accounts in the form of discretionary advisory services.

                (b) market or sell, in any manner, any Software, technology, products or services that is similar to (visually or functionally) or competitive with any proprietary Software, technology, products or services of the Restricted Business; or

                (c) establish, own, manage, operate or control, or participate in the establishment, ownership, management, operation or control of, or be a director, officer, employee, salesman, agent or representative of, or be a consultant to, any Person that conducts a business competitive with the Restricted Business.

        11.4 Certain Exclusions. For purposes of this Section 11, confidential and proprietary knowledge and information of the SunGard Group shall not include any knowledge and information that is now known by or readily available to the general public, or that becomes known by or readily available to the general public other than as a result of any breach of this Section 11. The ownership by any LP Group Company of not more than 35% percent of the outstanding securities of any public company shall not, by itself, constitute a breach of the Covenants contained in Section 11.3 by such LP Group Company, even if such public company competes with the SunGard Group or the Restricted Business. Notwithstanding anything to the contrary contained in this Agreement, following the Closing, Parent and its affiliates may continue to provide investment management services to retail accounts in the form of discretionary advisory services.

        11.5 Enforcement of Covenants. Each of Seller, LPTI and Parent expressly acknowledge that it would be extremely difficult to measure the damages that might result from any breach of any of the Covenants, and that any breach of any of the Covenants will result in irreparable injury to the SunGard Group for which money damages could not adequately compensate. If a breach of the Covenants occurs, the SunGard Group shall be entitled, in addition to all other rights and remedies that the SunGard Group may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining the LP Group Companies and all other Persons involved therein from continuing such breach. The existence of any claim or cause of action that such LP Group Company or any such other Person may have against any member of the SunGard Group shall not constitute a defense or bar to the enforcement of any of the Covenants. If the SunGard Group must resort to litigation to enforce any of the Covenants that has a fixed term, then such term shall be extended for a period of time equal to the period during which a breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a breach occurred or, if later, the last day of the original fixed term of such Covenant.

        11.6 Scope of Covenants. If any Covenant, or any part thereof, or the application thereof, is construed to be invalid, illegal or unenforceable, then the other Covenants, or the other portions of such Covenant, or the application thereof, shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or other factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.


                          SECTION 12. INDEMNIFICATION

        12.1 Indemnification by Seller, LPTI and Parent. From and after the Closing Date, Seller, LPTI and Parent, jointly and severally, shall indemnify and hold harmless the members of the SunGard Group, and their respective successors and assigns, and their respective directors, officers, employees, agents and representatives, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses including reasonable attorney's fees and court costs (collectively, "Claims"), arising out of or caused by, directly or indirectly, any of the following:

                (a) Misrepresentation. Any misrepresentation, breach or failure of any warranty or representation made by Seller, LPTI, Parent or any Acquired Company in or pursuant to this Agreement.

                (b) Nonperformance. Any failure or refusal by Seller, LPTI or Parent to satisfy or perform any covenant, term or condition of this Agreement required to be satisfied or performed by any of them.

                (c) Unasserted Claims. Any Proceeding against a SunGard Group Entity by any Person arising out of or caused by, directly or indirectly, any act or omission of an LP Group Company, or any of its shareholders, directors, officers, employees, agents or representatives, occurring at any time on or before the Closing Date and affecting any of the Acquired Companies, including any such Proceeding relating to the written notifications or Client Consents referred to in Section 5.5(d) or the deemed assignment of the Advisory Agreements in connection with the transactions contemplated by this Agreement.

                (d) Proceedings by Employees and Related Matters. Any Proceeding against a SunGard Group Entity by or on behalf of any employee of an Acquired Company who is not hired or retained by a SunGard Group Entity or with respect to matters contained in Section 10.2.

                (e) Tax Matters. Any deficiency or assessment for Taxes made against or imposed upon any Acquired Company (or any of its predecessors or successors) with respect to any period ending on or before the Closing Date. The right of the SunGard Group to indemnification under this Section 12.1) shall not be affected by the fact that such deficiency or assessment is made against or imposed upon the SunGard Group as a result of the fact that, after the Closing Date, the Acquired Companies shall be included in the consolidated federal income tax returns filed by Buyer.

                (f) Candelore Arbitration Matter. Any Obligation relating to or arising out of the statement of Claim of Craig A. Candelore, on behalf of himself and his Individual Retirement Account v. London Pacific Securities, Inc. and David Allen Jackson dated February 4, 2003 or the allegations therein (the "Candelore Matter"), except for any deductible payable in connection with LP Securities Broker/Dealer's Professional Liability Insurance Policy, Policy No. 279-85-25 (the "LP Securities
        Liability Policy"). The parties agree that any Claim of Buyer with respect to the Candelore Matter for which Seller, LPTI or Parent would be obligated to indemnify Buyer under this Section 12.1(f) shall be reduced to the extent of any insurance proceeds paid to or on behalf of Buyer with respect to the Candelore Matter under the LP Securities Liability Policy and any amount recovered by LP Securities or Buyer from any other Person in connection with the Candelore Matter as a result of, or based upon, rights of indemnification or contribution or similar rights. Buyer agrees that this Section 12.1(f) shall also govern any Obligation of Seller, LPTI or Parent to indemnify Buyer with respect to any breach of the representation set forth in Section 3.21(e) of this Agreement.

        12.2 Indemnification by Buyer. From and after the Closing Date, Buyer shall indemnify and hold harmless Seller and its successors and assigns, and its directors, officers, employees, agents and representatives, from and against any and all Claims arising out of or caused by, directly or indirectly, any of the following:

                (a) Misrepresentation. Any misrepresentation, breach or failure of any warranty or representation made by Buyer in or pursuant to this Agreement.

                (b) Nonperformance. Any failure or refusal by Buyer to satisfy or perform any covenant , term or condition of this Agreement required to be satisfied or performed by it.

        12.3 Indemnification Procedures. With respect to each event, occurrence or matter (an "Indemnification Matter") as to which any member of the SunGard Group or Seller, as the case may be (the "Indemnitee"), is entitled to indemnification from the Seller, LPTI and Parent or Buyer, as the case may be (the "Indemnitor"), under Section 12.1 or Section 12.2:

                (a) Within ten (10) days after the Indemnitee receives written documents underlying the Indemnification Matter or, if the
        Indemnification Matter does not involve a third party action, suit, claim or demand, promptly after the Indemnitee first has actual knowledge of the Indemnification Matter, the Indemnitee shall give notice to the Indemnitor of the nature of the Indemnification Matter and the amount demanded or claimed in connection therewith ("Indemnification Notice"), together with copies of any such written documents, provided however that the Indemnitee's failure to give such notice will not affect the obligations of the Indemnitor hereunder, unless and to the extent, the Indemnitor is prejudiced thereby.

                (b) If a third party action, suit, claim or demand is involved, then, upon receipt of the Indemnification Notice, the Indemnitor shall, at its expense and through counsel of its choice, promptly assume and have sole control over the litigation, defense or settlement (the "Defense") of the Indemnification Matter, except that (i) the Indemnitee may, at its option and expense (unless there are one or more defenses available to the Indemnitee which are not available to the Indemnitor, or there is a conflict between a defense of the Indemnitee and a defense of the Indemnitor, then, at Indemnitor's expense) and through counsel of its choice, participate in (but not control) the Defense; (ii) the Indemnitor shall not consent to any Judgment, or agree to any settlement, without the Indemnitee's prior written consent, which shall not be unreasonably withheld; and (iii) if the Indemnitor does not promptly assume control over the Defense or, after doing so, does not continue to prosecute the Defense in good faith, the Indemnitee may, at its option and through counsel of its choice, but at the Indemnitor's expense, assume control over the Defense. In any event, the Indemnitor and the Indemnitee shall fully cooperate with each other in connection with the Defense including by furnishing all available documentary or other evidence as is reasonably requested by the other.

                (c) Other than expenses required to be paid by Indemnitor pursuant to Section 12.3(b), all of which expenses shall be paid by Indemnitor as incurred, all amounts owed by the Indemnitor to the Indemnitee (if any) shall be paid in full within five (5) business days after a final Judgment (without further right of appeal) determining the amount owed is rendered, or after a final settlement or agreement as to the amount owed is executed.

        12.4 Limits on  Indemnification.  The Indemnitor's  liability under this
Section 12 shall be limited as follows (except as provided in Section 12.5).

                (a) Threshold. No amount shall be payable by the Indemnitor under this Section 12 unless and until the aggregate amount otherwise payable by the Indemnitor under this Section 12 exceeds $100,000. At such time as the total amount payable by the Indemnitor exceeds $100,000 in the aggregate, the Indemnitees shall be entitled to be indemnified against the full amount of all damages that have been incurred or suffered by the Indemnitees in connection with the transactions contemplated by this Agreement (and not merely the portion of such damages exceeding $100,000.

                (b) Ceiling. The Indemnitor's total liability under this Section 12 shall not exceed, in the aggregate, the total Purchase Price.

                (c) Time Periods. With respect to any Indemnification Matter under this Section 12, the Indemnitor shall have no liability unless the Indemnitee gives an Indemnification Notice with respect thereto within eighteen (18) months after the Closing Date.

                (d) Excluded Liability Exception. With respect to an Excluded Liability, no amount shall be payable by Seller, LPTI or Parent as an Indemnitor under this Section 12 (other than expenses required to be paid by Indemnitor pursuant to Section 12.3(b)) to the extent of, but only to the extent of, the amount which has been distributed to Buyer under the Excluded Liabilities Escrow Agreement to discharge such Excluded Liability (or portion thereof) under the Seller's Assumption Agreement.

                (e) Deducted TNW Liaiblities. With respect to those Obligations of the Acquired Companies which were deducted from the tangible assets of the Acquired Companies in connection with the determination of the TNW Adjustment pursuant to Section 2.5.1, no amount shall be payable by Seller, LPTI or Parent as an Indemnitor under this Section 12 (other than expenses required to be paid by Indemnitor pursuant to Section 12.3(b)), to the extent of, but only to the extent of, the amount deducted for such Obligations.

        12.5  Exceptions to  Limitations.  None of the  limitations set forth in
Section 12.4 shall apply in the case of any Indemnification Matter involving (a) intentional misrepresentation, fraud or a criminal matter, (b) record or beneficial ownership of any of the Stock, (c) title to or infringement caused by any Software, databases technology, service or product which, at any time before Closing, was marketed, licensed, maintained, supported, owned, or claimed to have been owned by an LP Group Company or its affiliate; (d) Taxes, (e) employee benefit matters, (f) environmental matters and (g) the Candelore Matter.

        12.6 Setoff and Holdback. In addition to all other rights and remedies that the Indemnitee may have, the Indemnitee shall have the right to setoff, against any amounts due to the Indemnitor, whether due under this Agreement, any of the other Contracts contemplated by this Agreement or otherwise, any sums for which the Indemnitee is entitled to indemnification under this Section 12. The Indemnitee's rights to indemnification under this Section 12 shall not be in any manner limited by or to this right of setoff. If any Indemnification Matters are pending at a time when the Indemnitee is required to pay or deliver any amount due to the Indemnitor, then the Indemnitee shall have the right, upon notice to the Indemnitor, to withhold from such payment, until final determination of such pending Indemnification Matters, the total amount for which the Indemnitor may become liable as a result thereof, as determined by the Indemnitee reasonably and in good faith.


                            SECTION 13. TERMINATION

        13.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing:

                (a) By mutual written consent of Seller and Buyer;

                (b) By Buyer in the event any of the representations and warranties (including any of the Schedules included therein) is amended by Seller in accordance with Section 5.8.

                (c) Provided no LP Group Company is in material breach of any of its representations, warranties, covenants or agreements in this
        Agreement, by Seller by written notice to Buyer if there has been a material misrepresentation or material breach of warranty on the part of Buyer in the representations, warranties and covenants of Buyer set forth in this Agreement; or

                (d) Provided Buyer is not in material breach of any of its representations, warranties, covenants or agreements in this Agreement, by Buyer by written notice to Seller if there has been a material misrepresentation or material breach of warranty on the part of any LP

        Group Company in the representations, warranties and covenants of such LP Group Company set forth in this Agreement; or

                (e) By Seller or by Buyer, by written notice to the other party, if the Closing hereunder has not been consummated on or before June 30, 2003; provided, however, that Seller shall not be entitled to terminate pursuant to this Section 13.1(e) if the Closing shall not have been consummated within such time period by reason of the failure of any of the Acquired Companies, Seller, LPTI or Parent to perform in all material respects any of its covenants and agreements contained in this Agreement; and provided, further, that Buyer shall not be entitled to terminate pursuant to this Section 13.1(e) if the Closing shall not have been consummated within such time period by reason of its failure to perform in all material respects any of its covenants and agreements contained in this Agreement.

        13.2 Effect of Termination. If this Agreement is validly terminated by either Seller or Buyer pursuant to Section 13.1, this Agreement will forthwith become null and void and of no force and effect, except as to this Section 13.2,
Section 14.2 and the obligations of the parties with respect to Section 14.1, and there will be no liability or Obligation on the part of Buyer or Seller, except for material willful breaches of and material intentional misstatements or omissions in or pursuant to this Agreement by Buyer or Seller, as appropriate, prior to the time of such termination (the liability for which shall be borne by the party who commits the material willful breach or makes the material intentional misstatement or omission). However, if, at the time of a termination pursuant to Section 13.1(e): (a) Parent's Circular has not been mailed to Parent's shareholders within fifteen (15) days following the signing of this Agreement, Parent's Recommendation has changed from that set forth in
EXHIBIT 5.4(a) or either of the Written Consents of the shareholders comprising a majority of the holders of Parent's Ordinary Shares dated May 8, 2003 has been rescinded or otherwise withdrawn and (b) Parent's shareholders have not passed the Parent's Resolution, then the Parent shall pay to Buyer, forthwith upon demand, the amount of Two Hundred Thousand Dollars ($200,000) plus any applicable withholding or other taxes. Such payment shall be made without set-off, deduction or counterclaim unless first agreed to in writing by the Buyer.


                          SECTION 14. OTHER PROVISIONS

        14.1 Confidentiality; Publicity. All information furnished by the Seller in writing to Buyer in connection with this Agreement and the transactions contemplated hereby shall be kept confidential by Buyer and shall be used by it only in connection with this Agreement and the transactions contemplated hereby, except to the extent that such information (i) is information which it can demonstrate was already known to it from a source, with no duty of confidentiality to Seller, when received from Seller (ii) thereafter becomes lawfully obtainable from other sources through no act or failure to act on its part, or (iii) is required to be disclosed in any document to be filed with any Governmental or Regulatory Body or in connection with any litigation, provided that Buyer shall disclose only so much of the confidential information as is legally required, and only after consultation with Seller and its counsel. In the event that the Closing does not occur, Buyer shall, upon request, promptly return to Seller the printed information it received from Seller and shall destroy all copies of, or extracts from, such information. Except to the extent required by Law, any news release or other public disclosure or announcement concerning this Agreement or the transactions contemplated by this Agreement shall not be issued or approved by Buyer without its first obtaining the prior written approval of Seller or Parent, and shall not be issued or approved by any LP Group Company without its first obtaining the prior written approval of the Buyer, as to the contents of the announcement, disclosure and/or release. Buyer and Seller shall use their best efforts and establish reasonable precautions to ensure that their affiliates, principals, agents and employees abide by the terms of this Section 14.1.

        14.2 Fees and Expenses. Except as expressly provided herein, whether or not the transactions contemplated by this Agreement are consummated, Buyer shall pay all of the fees and expenses incurred by Buyer, and Seller shall pay all of the fees and expenses incurred by any of the LP Group Companies, in negotiating and preparing this Agreement (and all other Contracts and documents executed in connection herewith or therewith) and in consummating the transactions contemplated hereby. Each party shall bear their other expenses incurred or in connection with the preparation of the Closing Balance Sheets. The foregoing shall not affect the legal right, if any, that any party hereto may have to recover expenses from any other party that breaches its obligations hereunder.

        14.3 Notices. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or one business day after being sent by a nationally recognized overnight delivery service, postage or delivery charges prepaid, or five business days after being sent by registered or certified mail, return receipt requested, postage charges prepaid. Notices also may be given by facsimile and shall be effective on the date transmitted if confirmed within 48 hours thereafter by a signed original sent in one of the manners provided in the preceding sentence. Notices to any Acquired Company given prior to the Closing Date, and to Seller, LPTI and Parent shall be sent to such parties' respective addresses as set forth on page one of this agreement with a copy sent simultaneously to Berkeley International Capital Corporation, 650 California Street, Suite 2800, San Francisco, California 94108, to the attention of the General Counsel. Notices to any Acquired Company given on or after the Closing Date, and to Buyer shall be sent to Buyer's address stated on page one of this Agreement to the attention of its President, with a copy sent simultaneously to SunGard Data Systems Inc., 1285 Drummers Lane, Wayne, Pennsylvania 19087, to the attention of its General Counsel. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 14.3, provided that any such change of address notice shall not be effective unless and until received.

        14.4 Survival. All representations, warranties, covenants and indemnifications made in this Agreement or pursuant hereto shall survive the date of this Agreement, the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to the provisions of Sections 12. 4 and 12.5.

        14.5 Interpretation of Representations. Each representation and warranty made in this Agreement or pursuant hereto is independent of all other representations and warranties made by the same parties, whether or not covering related or similar matters, and must be independently and separately satisfied.
Subject  to  Section   14.13,   exceptions   or   qualifications to
any such representation or warranty shall not be construed as exceptions or qualifications to any other representation or warranty.

        14.6 Reliance by Buyer. Notwithstanding the right of Buyer to investigate the business, Assets and financial condition of the Acquired Companies, Buyer has the right to rely upon, and has relied upon, each of the representations and warranties made by Seller, LPTI and Parent in this Agreement or pursuant hereto.

        14.7 Entire Understanding. This Agreement, together with the Exhibits and Schedules hereto, states the entire understanding among the parties with respect to the subject matter hereof, and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof including, as of the Closing, all letters of intent and all confidentiality letter agreements previously entered into among some or all of the parties hereto, but excluding, prior to the Closing, any prior agreements relating to confidentiality. No amendment or modification of this Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought. Nothing contained in
Section 12 or elsewhere in this Agreement shall be deemed to limit (or adversely affect) in any manner any right or remedy of any Indemnitee under any of the agreements contemplated by this Agreement.

        14.8 Assignment. This Agreement shall bind, benefit, and be enforceable by and against Buyer, Parent, LPTI, Seller, LPAS, LP Securities, and LPA Insurance and their respective successors and consented-to assigns. No party shall in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of the other parties, provided, however, Buyer shall not be required to obtain the express prior written consent of the other parties in connection with its assignment of this Agreement or any of its rights or obligations hereunder in connection with any reorganization of, or transfer of assets to, SunGard or any of SunGard's direct or indirect subsidiaries and/or affiliates.

        14.9 Waivers. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

        14.10 Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

        14.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

        14.12  Section  Headings.   Section  and  subsection  headings  in  this
Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

        14.13  Scheduled   Disclosures.   Disclosure  of  any  matter,  fact  or
circumstance in a Schedule to this Agreement shall not be deemed to be disclosure thereof for purposes of any other Schedule of this Agreement, except to the extent it is (i) explicitly cross referenced or (ii) sufficiently detailed so as to be reasonably recognizable to Buyer that such disclosure is relevant and responsive to such other Schedule.

        14.14 References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

        14.15  Controlling  Law.  THIS  AGREEMENT  IS MADE  UNDER,  AND SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

        14.16 Jurisdiction and Process. In any action between or among any of the parties, whether arising out of this Agreement, any of the agreements contemplated hereby or otherwise, (a) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the Commonwealth of Pennsylvania, (b) each of the parties irrevocably waives the right to trial by jury, and (c) the prevailing parties shall be entitled to recover their reasonable attorneys' fees, costs and disbursements from the other parties (in addition to any other relief to which the prevailing parties may be entitled).

        14.17 Post Closing Actions by Acquired Companies. No action taken by an Acquired Company after the Closing, with respect to this Agreement or the transactions contemplated hereby, including any waiver, consent or approval, shall be effective unless approved in writing by such Acquired Company's post Closing Board of Directors.

        14.18 No Third-Party Beneficiaries. No provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any Person other than the parties hereto including any customer, prospect, supplier, employee, contractor, salesman, agent or representative of Seller.

        14.19 Bankruptcy Qualification. Each representation or warranty made in or pursuant to this Agreement regarding the enforceability of any Contract shall be qualified to the extent that such enforceability may be affected by bankruptcy, insolvency and other similar Laws or equitable principles (but not those concerning fraudulent conveyance) generally affecting creditors' rights and remedies.

        14.20 Neutral Construction. In view of the fact that each of the parties hereto have been represented by their own counsel and this Agreement has been fully negotiated by all parties, the legal principle that ambiguities in a document are construed against the draftsperson of that document shall not apply to this Agreement.

                      [Balance of Page Intentionally Blank]

        WITNESS THE DUE EXECUTION AND DELIVERY HEREOF AS OF THE DATE FIRST STATED ABOVE.

SUNGARD BUSINESS SYSTEMS INC.


By:

Name:

Title:


LONDON PACIFIC GROUP LIMITED


By:

Name:

Title:


LONDON PACIFIC TECHNOLOGIES, INC.


By:

Name:

Title:


LP ADVISORS, INC.


By:

Name:

Title:


LONDON PACIFIC ADVISORY SERVICES, INC.


By:

Name:

Title:

LONDON PACIFIC SECURITIES, INC.


By:

Name:

Title:


LPA INSURANCE AGENCY, INC.


By:

Name:

Title:


                                                   TABLE OF CONTENTS

                                                                                                               PAGE


SECTION 1.          Defined Terms.................................................................................2
   1.1      "Accounts Receivable".................................................................................2
   1.2      "Acquired Companies"..................................................................................2
   1.3      "Acquired Companies Business".........................................................................2
   1.4      "Acquired Companies Intangibles"......................................................................2
   1.5      "Acquired Companies Intellectual Property"............................................................2
   1.6      "Advisers Act"........................................................................................2
   1.7      "Advisory Agreement"..................................................................................2
   1.8      "Advisory Client".....................................................................................3
   1.9      "Asset"...............................................................................................3
   1.10     "Brokerage Agreement".................................................................................3
   1.11     "Brokerage Client"....................................................................................3
   1.12     "Cash Asset"..........................................................................................3
   1.13     "Client Consent"......................................................................................3
   1.14     "Code"................................................................................................3
   1.15     "Consent".............................................................................................3
   1.16     "Contract"............................................................................................3
   1.17     "Contract Right"......................................................................................4
   1.18     "Employee Benefit Plan"...............................................................................4
   1.19     "Encumbrance".........................................................................................4
   1.20     "Entity"..............................................................................................4
   1.21     "Environmental Laws"..................................................................................4
   1.22     "ERISA"...............................................................................................4
   1.23     "ERISA Affiliate""....................................................................................4
   1.24     "Exchange Act"........................................................................................4
   1.25     "Excluded Liabilities Escrow Agreement"...............................................................5
   1.26     "Frederick Morgan"....................................................................................5
   1.27     "GAAP"................................................................................................5
   1.28     "Governmental or Regulatory Body".....................................................................5
   1.29     "Hazardous Substances"................................................................................5
   1.30     "Holdback Escrow Agent"...............................................................................5
   1.31     "Holdback Escrow Agreement"...........................................................................5
   1.32     "including"...........................................................................................5
   1.33     "Insurance Policy"....................................................................................5
   1.34     "Intangible"..........................................................................................6
   1.35     "Intellectual Property Rights"........................................................................6
   1.36     "Institutional Clients"...............................................................................6
   1.37     "Investment Company Act"..............................................................................6
   1.38     "Investment Management Services"......................................................................6
   1.39     "IRS".................................................................................................6
   1.40     "Judgment"............................................................................................6
   1.41     "to the best of Seller's knowledge"...................................................................6

                                       i

                                TABLE OF CONTENTS
                                   (continued)
                                                                                                               PAGE


   1.42     "to the best of Parent's knowledge"...................................................................7
   1.43     "Law".................................................................................................7
   1.44     "LPA Insurance Business"..............................................................................7
   1.45     "LPA Insurance Intangibles"...........................................................................7
   1.46     "LPA Insurance Intellectual Property".................................................................7
   1.47     "LPAS Business".......................................................................................7
   1.48     "LPAS Intangibles"....................................................................................7
   1.49     "LPAS Intellectual Property"..........................................................................7
   1.50     "LPAS Stock"..........................................................................................7
   1.51     "LP Group Companies"..................................................................................7
   1.52     "LP Securities Business"..............................................................................7
   1.53     "LP Securities Intangibles"...........................................................................7
   1.54     "LP Securities Intellectual Property".................................................................8
   1.55     "LP Securities Stock".................................................................................8
   1.56     "Material Adverse Effect".............................................................................8
   1.57     "NASD"................................................................................................8
   1.58     "Obligation"..........................................................................................8
   1.59     "Permit"..............................................................................................8
   1.60     "Person"..............................................................................................8
   1.61     "Prime Rate"..........................................................................................8
   1.62     "Proceeding"..........................................................................................8
   1.63     "Real Property".......................................................................................8
   1.64     "Reportable Transaction"..............................................................................8
   1.65     "SEC".................................................................................................8
   1.66     "Software"............................................................................................8
   1.67     "Specified Contract"..................................................................................9
   1.68     "Stock"...............................................................................................9
   1.69     "SunGard".............................................................................................9
   1.70     "SunGard Group".......................................................................................9
   1.71     "Tangible Property"...................................................................................9
   1.72     "Tax".................................................................................................9
   1.73     "Tax Returns".........................................................................................9

SECTION 2.          The Transaction...............................................................................9
   2.1      Sale and Purchase of Stock............................................................................9
   2.2      Purchase Price........................................................................................9
   2.3      Section 338(h)(10) Election Option and Allocation of Consideration...................................10
   2.4      Closing Balance Sheets...............................................................................10
   2.5      Adjustment Related to Minimum Tangible Net Worth.....................................................11
   2.6      Indemnification Matters Adjustment and Payment of Indemnification Holdback...........................12
   2.7      Earnout Payment......................................................................................13
   2.8      Currency and Method of Payment.......................................................................15
   2.9      Original Issue Discount..............................................................................15

SECTION 3.          Representations of Seller, LPTI and Parent...................................................15

                                       ii

                                TABLE OF CONTENTS
                                  (continued)
                                                                                                               PAGE



   3.1      Organization.........................................................................................15
   3.2      Authority; Non-Contravention.........................................................................16
   3.3      Capital Stock and Ownership..........................................................................17
   3.4      Financial and Corporate Records......................................................................19
   3.5      Compliance with Laws; Permits........................................................................19
   3.6      Financial Statements.................................................................................20
   3.7      Assets...............................................................................................21
   3.8      Obligations..........................................................................................21
   3.9      Operations Since The Latest Balance Sheet Date.......................................................22
   3.10     Accounts Receivable..................................................................................23
   3.11     Tangible Property....................................................................................23
   3.12     Real Property........................................................................................23
   3.13     Environmental Matters................................................................................23
   3.14     Software and Other Intangibles.......................................................................24
   3.15     Contracts............................................................................................28
   3.16     Registrations, Licenses and other SEC Matters........................................................29
   3.17     Employees and Independent Contractors................................................................32
   3.18     Employee Benefit Plans...............................................................................33
   3.19     Customers, Prospects and Suppliers...................................................................35
   3.20     Taxes................................................................................................37
   3.21     Proceedings and Judgments............................................................................38
   3.22     Insurance............................................................................................39
   3.23     Questionable Payments................................................................................39
   3.24     Related Party Transactions...........................................................................39
   3.25     Brokerage Fees.......................................................................................40
   3.26     Acquisition Proposals................................................................................40
   3.27     Full Disclosure......................................................................................40

SECTION 4.          Representations Of Buyer.....................................................................40
   4.1      Organization.........................................................................................40
   4.2      Authority; Non-Contravention.........................................................................40
   4.3      Brokerage Fees.......................................................................................41
   4.4      Investment...........................................................................................41
   4.5      Proceedings..........................................................................................41
   4.6      Consents.............................................................................................41

SECTION 5.          Certain Obligations Of the Parties Pending Closing...........................................41
   5.1      Access...............................................................................................41
   5.2      Conduct of Business..................................................................................42
   5.3      Interim Financial Statements.........................................................................43
   5.4      Parent's Circular....................................................................................43
   5.5      Certain Business Matters.............................................................................44
   5.6      Acquisition Proposals................................................................................45
   5.7      Consents.  Promptly following the date of this Agreement.............................................45
   5.8      Advice of Changes Amendments to Representations and Warranties.......................................45
   5.9      Best Efforts.........................................................................................46

SECTION 6.          Conditions To Closing........................................................................46

                                      iii

                                TABLE OF CONTENTS
                                  (continued)
                                                                                                               PAGE



   6.1      Conditions to Buyer's Obligations....................................................................46
   6.2      Conditions to Seller's Obligations...................................................................47

SECTION 7.          Closing......................................................................................48
   7.1      Closing..............................................................................................48
   7.2      Seller's Obligations at the Closing..................................................................48
   7.3      Obligations of Buyer at Closing......................................................................50

SECTION 8.          Certain Obligations After Closing............................................................50
   8.1      Transition and Cooperation...........................................................................50
   8.2      Name Change Amendments...............................................................................51
   8.3      Berkeley Plan........................................................................................51

SECTION 9.          Final Tax Returns And Other Tax Matters......................................................51
   9.1      Periods Through the Closing Date.....................................................................51
   9.2      Periods Straddling the Closing Date..................................................................52
   9.3      Periods After the Closing Date.......................................................................52
   9.4      Audits...............................................................................................52
   9.5      Transfer Taxes.......................................................................................52
   9.6      Reportable Transaction Document Retention............................................................52
   9.7      Tax Disclosures......................................................................................53

SECTION 10.         Employees....................................................................................53
   10.1     Employees............................................................................................53
   10.2     Claims...............................................................................................53
   10.3     Future Employment....................................................................................54
   10.4     Employment Records...................................................................................54
   10.5     Employee Benefit Plans...............................................................................54

SECTION 11.         Restrictive Covenants of Seller, LPTI and Parent.............................................54
   11.1     Certain Acknowledgements.............................................................................54
   11.2     Nondisclosure Covenants..............................................................................55
   11.3     Noncompetition Covenants.............................................................................56
   11.4     Certain Exclusions...................................................................................56
   11.5     Enforcement of Covenants.............................................................................56
   11.6     Scope of Covenants...................................................................................57

SECTION 12.         Indemnification..............................................................................57
   12.1     Indemnification by Seller, LPTI and Parent...........................................................57
   12.2     Indemnification by Buyer.............................................................................58
   12.3     Indemnification Procedures...........................................................................58
   12.4     Limits on Indemnification............................................................................59
   12.5     Exceptions to Limitations............................................................................60
   12.6     Setoff and Holdback..................................................................................60

SECTION 13.         Termination..................................................................................60
   13.1     Termination..........................................................................................60
   13.2     Effect of Termination................................................................................61

SECTION 14.         Other Provisions.............................................................................61

                                       iv

                                TABLE OF CONTENTS
                                  (continued)
                                                                                                               PAGE



   14.1     Confidentiality; Publicity...........................................................................61
   14.2     Fees and Expenses....................................................................................62
   14.3     Notices..............................................................................................62
   14.4     Survival.............................................................................................62
   14.5     Interpretation of  Representations...................................................................62
   14.6     Reliance by Buyer....................................................................................63
   14.7     Entire Understanding.................................................................................63
   14.8     Assignment...........................................................................................63
   14.9     Waivers..............................................................................................63
   14.10    Severability.........................................................................................63
   14.11    Counterparts.........................................................................................63
   14.12    Section Headings.....................................................................................64
   14.13    Scheduled Disclosures................................................................................64
   14.14    References...........................................................................................64
   14.15    Controlling Law......................................................................................64
   14.16    Jurisdiction and Process.............................................................................64
   14.17    Post Closing Actions by Acquired Companies...........................................................64
   14.18    No Third-Party Beneficiaries.........................................................................64
   14.19    Bankruptcy Qualification.............................................................................64
   14.20    Neutral Construction.................................................................................64

                                       v

EXHIBITS

EXHIBIT 2.5.1(b)(i)     Form of Seller's Assumption Agreement
EXHIBIT 2.5.1(b)(ii)    Form of Excluded Liabilities Escrow Agreement
EXHIBIT 3.17            Forms of Advisor's Agreements
EXHIBIT 3.19(a)         Form of Advisory Agreement
EXHIBIT 3.19(b)         Form of Brokerage Agreement
EXHIBIT 5.4(a)          Form of Parent's Circular to Shareholders
EXHIBIT 5.4(b)          Form of Parent's Information Statement on Schedule 14C
EXHIBIT 5.5(b)          Berkeley Assignment Fee Schedule
EXHIBIT 5.5(d)(i)       Form of Advisory Client Notification and Consent Letter
                        (Discretionary Accounts)
EXHIBIT 5.5(d)(ii)      Form of Advisory Client Notification and Consent Letter
                        (other Advisory Clients)
EXHIBIT 7.2.10          Form of Seller's Legal Opinion
EXHIBIT 7.2.14          Form of Holdback Escrow Agreement
EXHIBIT 7.3.6           Form of Guarantee


SCHEDULES

Schedule 3.1            Organization
Schedule 3.2            Authority/Non-Contravention/Consents.
SCHEDULE 3.3            Capital Stock and Ownership
Schedule 3.4(b)         Corporate Records
SCHEDULE 3.4(c)         Financial Records
Schedule 3.5            Compliance with Laws; Permits.
Schedule 3.6            Financial Statements
Schedule 3.7(a)         Assets
SCHEDULE 3.7(b)         Tangible Property and Capitalized Software
SCHEDULE 3.7(d)         Other Assets
Schedule 3.8            Obligations
Schedule 3.9            Operations Since the Latest Balance Sheet Date
Schedule 3.11           Tangible Property
SCHEDULE 3.12           Real Property
Schedule 3.14(a)        Owned Seller Software
SCHEDULE 3.14(b)        Intellectual Property Rights
SCHEDULE 3.14(c)        Title to Software and LPAS Intellectual Property
SCHEDULE 3.14(h)        Source Code Escrow Arrangements
SCHEDULE 3.14(f)        Uses of Owned Seller Software or Owned Intellectual
                        Property
SCHEDULE 3.14(i) Enforceability of Contracts relating to Software or Intellectual Property Rights
SCHEDULE 3.14(j)        Owned Seller Software
SCHEDULE 3.14(k)        Unauthorized Access to Software
SCHEDULE 3.14(l)        Domain Names

SCHEDULE 3.14(n)        Databases
SCHEDULE 3.14(p)        Linking
SCHEDULE 3.14(q)        Integrity and Confidentiality of Software
SCHEDULE 3.15           Contracts
Schedule 3.16(a)        LP Securities Registrations
SCHEDULE 3.16(b)        LPAS Registrations
SCHEDULE 3.17           Employees , Sales Representatives and Independent
                        Contractors
SCHEDULE 3.18           Employee Benefit Plans
SCHEDULE 3.19(a)        Advisory Clients of LPAS
SCHEDULE 3.19(b)        Brokerage Clients of LP Securities
Schedule 3.19(c)        Institutional Clients and Prospects
SCHEDULE 3.19(d)        Customer Complaints
SCHEDULE 3.19(e)        Limited Source Suppliers
Schedule 3.20           Tax Returns
Schedule 3.21           Proceedings and Judgments
Schedule 3.22           Insurance Policies
SCHEDULE 3.24           Related Party Transactions
SCHEDULE 10.1           Terminated Employees